Exhibit 4.13
Execution Version

INTERCREDITOR AGREEMENT
dated as of May 7, 2020,
between
JEFFERIES FINANCE LLC,
as First Lien Collateral Agent,
JEFFERIES FINANCE LLC,
as Second Lien Collateral Agent,
JEFFERIES FINANCE LLC,
as Third Lien Collateral Agent,
and acknowledged by:
REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower,
REVLON, INC.,
as Holdings,
and
THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

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TABLE OF CONTENTS
Page

ARTICLE 1 Definitions	1
Section 1.01. Construction; Certain Defined Terms	1
ARTICLE 2 Subordination of Second Liens	7
Section 2.01. Similar Liens and Agreements	7
Section 2.02. Subordination of Second Liens; Subordination of Third Liens	7
Section 2.03. No Action with Respect to Second Lien Obligations Collateral and Third Lien Obligations Collateral Subject to First Liens; No Action with Respect to Third Lien Obligations Collateral Subject to Second Liens	10
Section 2.04. No Duties of First Lien Collateral Agent; No Duties of Second Lien Collateral Agent	11
Section 2.05. No Interference	12
Section 2.06. Automatic Release of Second Liens and Third Liens	15
Section 2.07. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	17
Section 2.08. Reinstatement	21
Section 2.09. Purchase Rights	22
Section 2.10. New Liens	24
Section 2.11. Injunctive Relief	26
Section 2.12. Rights as Unsecured Creditors	26
Section 2.13. Effectiveness in Insolvency Proceedings	27
Section 2.14. Agreements With Respect to Certain Lenders	27
Section 2.15. Insurance and Condemnation Awards	28
Section 2.16. Reorganization Securities	29
ARTICLE 3 Sub Agency for Perfection of Certain Security Interests	29
ARTICLE 4 Existence and Amounts of Liens and Obligations	31
ARTICLE 5 Consent of Grantors	32
ARTICLE 6 Representations and Warranties of Each Collateral Agent	32
ARTICLE 7 Application of Proceeds	32
Section 7.01. Payment Over	32
Section 7.02. Application of Proceeds	34
ARTICLE 8 Other Agreements	34
Section 8.01. Matters Related to First Lien Credit Documents	34
Section 8.02. Matters Related to Second Lien Credit Documents	35
Section 8.03. Matters Related to Second Third Credit Documents	35
Section 8.04. Matters Related to Amendments of First Lien Security Documents	35
Section 8.05. Matters Related to Amendments of Second Lien Security Documents	36
Section 8.06. Reliance	36
Section 8.07. No Waiver of Lien Priorities	37
ARTICLE 9 Miscellaneous	41
Section 9.01. Notices	41
Section 9.02. Waivers; Amendment	42
Section 9.03. Survival of Agreement	42

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INTERCREDITOR AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 7, 2020 between JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the First Lien Secured Parties referred to herein, JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the Second Lien Secured Parties referred to herein, and JEFFERIES FINANCE LLC, as administrative agent and collateral agent for the Third Lien Secured Parties referred to herein and acknowledged by REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Borrower”), REVLON, INC., a Delaware corporation (“Holdings”) and the other Grantors (as defined below) from time to time signatory hereto.
Reference is made to the Credit Agreement, under which the lenders referred to therein have extended and agreed to extend credit to the Borrower. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Secured Parties), the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties) and the Third Lien Collateral Agent (for itself and on behalf of the Third Lien Secured Parties) agree as follows:
ARTICLE 1.
Definitions
Section a..Construction; Certain Defined Terms
.
(i)The rules of construction specified in Section 1.2 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble hereto.
(ii)As used in this Agreement, the following terms have the meanings specified below:
“Additional Debt” shall have the meaning provided in Section 9.02(c).
“Administrative Agent” means Jefferies Finance LLC, in its capacity as administrative agent (or such similar role) under the Credit Agreement, and its successors and assigns in such capacity.
“Agreement” shall have the meaning provided in the preamble to this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, provincial, territorial or foreign law in any jurisdiction dealing with bankruptcy, insolvency, restructuring of debt, the enforcement of security interests or related remedies by a secured creditor, or analogous concepts, and including, without limitation, to the extent applicable, the common law, civil law and court orders issued by a court of competent jurisdiction in respect of the foregoing matters.
“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.
“Business Day” shall have the meaning provided in the Credit Agreement.
“Collateral” means all property of any Grantor, whether real, personal, movable or immovable or mixed, that constitute, purport to constitute or are required to constitute (including pursuant to this Agreement) each of First Lien Obligations Collateral, Second Lien Obligations Collateral and Third Lien
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Obligations Collateral, including any property subject to Liens granted pursuant to Section 2.07 to secure First Lien Obligations Collateral, Second Lien Obligations Collateral and Third Lien Obligations Collateral.
“Collateral Agents” means the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent.
“Credit Agreement” means that certain BrandCo Credit Agreement, dated as of May 7, 2020, among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Credit Documents” means the First Lien Credit Documents, the Second Lien Credit Documents and the Third Lien Credit Documents.
“DIP Financing” shall have the meaning provided in Section 2.07(a).
“Enforcement Action” shall have the meaning provided in Section 2.03(a).
“First Lien Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent (or such similar role) under the First Lien Credit Documents, and its successors and assigns in such capacity.
“First Lien Credit Documents” means the Credit Agreement and the First Lien Security Documents.
“First Lien Obligations” means all “First Lien Obligations” (as defined in the Credit Agreement).
“First Lien Obligations Collateral” means all “Collateral” (as defined in the First Lien Security Documents), any other collateral in which a security interest is granted or purported to be granted to the First Lien Collateral Agent pursuant to any First Lien Security Document, in each case securing any First Lien Obligations, and any other assets or properties of Holdings, the Borrower or any Subsidiaries of the Borrower now or at any time hereafter subject to or purported to be subject to Liens securing any First Lien Obligations.
“First Lien Obligations Payment Date” means the first date on which (a) the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) have been paid in full in cash, (b) all commitments to extend credit under the First Lien Credit Documents have been terminated, (c) adequate provision has been made for any contingent or unliquidated First Lien Obligations related to claims, causes of action or liability that have been asserted against the First Lien Secured Parties for which indemnification is required under the First Lien Credit documents and (d) the First Lien Collateral Agent has delivered a written notice to the Second Lien Collateral Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Lien Collateral Agent, which notice shall be delivered by the First Lien Collateral Agent promptly after the occurrence of the events described in clauses (a), (b), and (c).
“First Lien Purchase Event” shall have the meaning provided in Section 2.09(a)(i).
“First Lien Release” shall have the meaning provided in Section 2.06(a).

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“First Lien Secured Parties” means, at any time, each Person that is a “First Lien Secured Party” (as defined in the Credit Agreement) or any such similar term under and as defined in any other First Lien Credit Document.
“First Lien Security Agreement” means that certain First Lien Guaranty and Security Agreement, dated as of May 7, 2020, among Holdings, the Borrower, certain Subsidiaries of the Borrower party thereto from time to time and the First Lien Collateral Agent, as amended, amended and restated, extended, renewed, restated, replaced, supplemented or otherwise modified from time to time, or as replaced in connection with any Refinancing of the Credit Agreement.
“First Lien Security Documents” means the First Lien Security Agreement, the BrandCo Stock Pledge Agreement (First Lien) (as defined in the Credit Agreement) and any other documents now existing or entered into after the date hereof that create or purport to create Liens on any assets or properties of Holdings, the Borrower or any Subsidiaries of the Borrower to secure any First Lien Obligations.
“First Liens” means Liens created or purported to be created under the First Lien Security Documents securing the First Lien Obligations.
“Grantor” means Holdings, the Borrower and each Subsidiary of the Borrower that shall have created or purported to have created any First Lien, Second Lien or Third Lien on its assets or properties to secure any First Lien Obligations, Second Lien Obligations or Third Lien Obligations pursuant to any First Lien Security Document, Second Lien Security Document or Third Lien Security Document.
“Grantor Joinder” means a joinder agreement substantially in the form of Annex II.
“Holdings” shall have the meaning provided in the preamble to this Agreement.
“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the any Bankruptcy Laws with respect to any Grantor, (b) the appointment of or taking possession by a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee or other custodian for all or a substantial part of the property of any Grantor, (c) any liquidation, administration (or appointment of an administrator), dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
“Junior Lien Secured Party” means (i) with respect to the First Lien Obligations, a Second Lien Secured Party and a Third Lien Secured Party and (ii) with respect to the Second Lien Obligations, a Third Lien Secured Party.
“Lien” shall have the meaning provided in the Credit Agreement.
“Person” shall have the meaning provided in the Credit Agreement.
“Post-Petition Interest” means interest (including interest accruing at the default rate specified in the applicable First Lien Credit Documents, the applicable Second Lien Credit Documents or the applicable Third Lien Credit Documents, as the case may be), fees, expenses and other amounts that pursuant to the First Lien Credit Documents, the Second Lien Credit Documents or the Third Lien Credit Documents, as the case may be, continue to accrue or become due after the commencement of any

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Insolvency Proceeding, whether or not such interest, fees, expenses and other amounts are allowed or allowable, voided or subordinated under any Bankruptcy Law or other applicable law or in any such Insolvency Proceeding.
“Refinance” means to refinance, extend, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to incur or issue other indebtedness or credit facility, in exchange or replacement for, or refinancing of, such indebtedness in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether or not upon termination, in each case in accordance with the terms of this Agreement; provided that a DIP Financing shall not constitute a Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings.
“Representative” means the administrative agent under the applicable Credit Agreement.
“Second Lien Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent (or such similar role) under the Second Lien Credit Documents, and its successors and assigns in such capacity.
“Second Lien Credit Documents” means the Credit Agreement and the Second Lien Security Documents.
“Second Lien Obligations” means all “Second Lien Obligations” (as defined in the Credit Agreement).
“Second Lien Obligations Collateral” means all “Collateral” (as defined in the Second Lien Security Documents), any other collateral in which a security interest is granted or purported to be granted to the Second Lien Collateral Agent pursuant to any Second Lien Security Document, in each case securing any Second Lien Obligations, and any other assets or properties of Holdings, the Borrower or any Subsidiaries of Borrower now or at any time hereafter subject to Liens securing any Second Lien Obligations.
“Second Lien Obligations Payment Date” means the first date on which (a) the Second Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) have been paid in full in cash, (b) all commitments to extend credit under the Second Lien Credit Documents have been terminated, (c) adequate provision has been made for any contingent or unliquidated Second Lien Obligations related to claims, causes of action or liability that have been asserted against the Second Lien Secured Parties for which indemnification is required under the Second Lien Credit Documents and (d) the Second Lien Collateral Agent has delivered a written notice to the Third Lien Collateral Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Second Lien Collateral Agent, which notice shall be delivered by the Second Lien Collateral Agent promptly after the occurrence of the events described in clauses (a), (b), and (c).
“Second Lien Permitted Actions” means an action by the Second Lien Collateral Agent to (A) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Collateral Agent or any of the First Lien Secured Parties to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, delay or otherwise interfere with the exercise of remedies by First Lien Collateral Agent or the First Lien Secured Parties (it being understood that no Second Lien Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein), (B) make a cash bid for all or a portion of the Collateral up to the amount of the First Lien Obligations then

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outstanding (provided that the proceeds from such bid are to be used to pay the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) in full) and then make a credit bid for the remainder of the Second Lien Obligations at any private or judicial sale or disposition of such Collateral initiated or conducted by any Person and (C) exercise rights and remedies available to unsecured creditors to the extent not inconsistent with this Agreement.
“Second Lien Purchase Event” shall have the meaning provided in Section 2.09(b)(i).
“Second Lien Secured Parties” means, at any time, each Person that is a “Second Lien Secured Party” (as defined in the Credit Agreement) or any such similar term under and as defined in any other Second Lien Credit Document.
“Second Lien Security Agreement” means that certain Second Lien Guaranty and Security Agreement, dated as of May 7, 2020, among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Second Lien Collateral Agent, as amended, amended and restated, extended, renewed, restated, replaced, supplemented or otherwise modified from time to time, or as replaced in connection with any Refinancing of the Second Lien Credit Agreement.
“Second Lien Security Documents” means the Second Lien Security Agreement, the BrandCo Stock Pledge Agreement (Second Lien) (as defined in the Credit Agreement) and any other documents now existing or entered into after the date hereof that create or purport to create Liens on any assets or properties of Holdings, the Borrower or any Subsidiaries of the Borrower to secure any Second Lien Obligations.
“Second Liens” means Liens created or purported to be created under any Second Lien Security Documents securing Second Lien Obligations.
“Secured Parties” means the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.
“Security Documents” means the First Lien Security Documents, the Second Lien Security Documents and the Third Lien Security Documents.
“Senior Lien Secured Party” means (i) with respect to the Third Lien Obligations, a First Lien Secured Party and a Second Lien Secured Party and (ii) with respect to the Second Lien Obligations, a First Lien Secured Party.
“Series” means (i) when used with respect to Secured Parties, each of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties and (ii) when used with respect to Secured Obligations or Obligations, each of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations.
“Specified Jurisdiction” shall have the meaning specified in Section 9.07(b).
“Sponsor” shall have the meaning provided in the Credit Agreement.
“Subsidiary” shall have the meaning provided in the Credit Agreement.

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“Third Lien Collateral Agent” means Jefferies Finance LLC, in its capacity as administrative agent and collateral agent (or such similar role) under the Third Lien Credit Documents, and its successors and assigns in such capacity.
“Third Lien Credit Documents” means the Credit Agreement and the Third Lien Security Documents.
“Third Lien Obligations” means all “Third Lien Obligations” (as defined in the Credit Agreement).
“Third Lien Obligations Collateral” means all “Collateral” (as defined in the Third Lien Security Documents), any other collateral in which a security interest is granted or purported to be granted to the Third Lien Collateral Agent pursuant to any Third Lien Security Document, in each case securing any Third Lien Obligations, and any other assets or properties of Holdings, the Borrower or any Subsidiaries of Borrower now or at any time hereafter subject to Liens securing any Third Lien Obligations.
“Third Lien Permitted Actions” means an action by the Third Lien Collateral Agent after the First Lien Obligations Payment Date to (A) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Second Lien Collateral Agent or any of the Second Lien Secured Parties to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, delay or otherwise interfere with the exercise of remedies by the Second Lien Collateral Agent or the Second Lien Secured Parties (it being understood that no Third Lien Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein), (B) make a cash bid for all or a portion of the Collateral up to the amount of the Second Lien Obligations then outstanding (provided that the proceeds from such bid are to be used to pay the Second Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) in full) and then make a credit bid for the remainder of the Third Lien Obligations at any private or judicial sale or disposition of such Collateral initiated or conducted by any Person and (C) exercise rights and remedies available to unsecured creditors to the extent not inconsistent with this Agreement.
“Third Lien Secured Parties” means, at any time, each Person that is a “Third Lien Secured Party” (as defined in the Credit Agreement) or any such similar term under and as defined in any other Third Lien Credit Document.
“Third Lien Security Agreement” means that certain Third Lien Guaranty and Security Agreement, dated as of May 7, 2020, among Holdings, the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Third Lien Collateral Agent, as amended, amended and restated, extended, renewed, restated, replaced, supplemented or otherwise modified from time to time, or as replaced in connection with any Refinancing of the Third Lien Credit Agreement.
“Third Lien Security Documents” means the Third Lien Security Agreement, the BrandCo Stock Pledge Agreement (Third Lien) (as defined in the Credit Agreement) and any other documents now existing or entered into after the date hereof that create or purport to create Liens on any assets or properties of Holdings, the Borrower or any Subsidiaries of the Borrower to secure any Third Lien Obligations.
“Third Liens” means Liens created or purported to be created under any Third Lien Security Documents securing Third Lien Obligations.

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“UCC” shall have the meaning specified in the Credit Agreement.
ARTICLE 2.
Subordination of Second Liens
Section a..Similar Liens and Agreements
. The parties hereto agree that it is their intention that the First Lien Obligations Collateral, the Second Lien Obligations Collateral and the Third Lien Obligations Collateral be identical, subject to Section 2.06(a) and Section 2.10. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
(i)upon reasonable request by the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent, to cooperate in good faith from time to time in order to determine the specific items included in the First Lien Obligations Collateral, the Second Lien Obligations Collateral and the Third Lien Obligations Collateral and the steps to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents, the Second Lien Credit Documents and the Third Lien Credit Documents;
(ii)that the documents, agreements or instruments creating or evidencing the First Lien Obligations Collateral, the Second Lien Obligations Collateral and the Third Lien Obligations Collateral, subject to Section 8.04, shall be in all material respects the same forms of documents, agreements or instruments, other than (i) with respect to the first lien, the second lien and third lien nature of the obligations thereunder, (ii) the identity of the secured parties that are parties thereto or are secured thereby, (iii) with respect to the delivery of Collateral, the security interest in which may be perfected by possession or control of such Collateral and (iv) other matters contemplated by this Agreement;
(iii)at any time prior to the First Lien Obligations Payment Date, to the extent that the First Lien Collateral Agent determines that any property or assets shall not become part of or shall be excluded or released from the Collateral (other than in connection with a Refinancing or discharge of the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) in full), each of the Second Lien Collateral Agent and the Third Lien Collateral Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower or the First Lien Collateral Agent in connection therewith; and
(iv)at any time after the First Lien Obligations Payment Date and prior to the Second Lien Obligations Payment Date, to the extent that the Second Lien Collateral Agent determines that any property or assets shall not become part of or shall be excluded or released from the Collateral (other than in connection with a Refinancing or discharge of the Second Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) in full), the Third Lien Collateral Agent shall automatically be deemed to accept such determination and shall execute any documentation, if applicable, requested by the Borrower or the Second Lien Collateral Agent in connection therewith.
Section b..Subordination of Second Liens; Subordination of Third Liens
.

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(i)(1) All Second Liens and Third Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all First Liens in respect of such Collateral, notwithstanding any provision of the UCC, or any other federal or state law or foreign law or anything contained in this Agreement, the Credit Agreement, any First Lien Security Document, any Second Lien Security Document, any Third Lien Security Document or any other agreement or instrument to the contrary, and irrespective of the time, manner, order or method of creation, attachment, recordation or perfection of such First Liens, Second Liens and Third Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing, and whether or not any Insolvency Proceeding has been commenced by or against any Grantor. Each of the Second Lien Collateral Agent for itself and on behalf of the applicable Second Lien Secured Parties and the Third Lien Collateral Agent for itself and on behalf of the applicable Third Lien Secured Parties expressly agrees that any First Liens shall be and remain senior in all respects and prior to all Second Liens and Third Liens for all purposes, notwithstanding any provision of the UCC, or any other federal or state law or foreign law or anything contained in this Agreement, the Credit Agreement, any First Lien Security Document, any Second Lien Security Document, any Third Lien Security Agreement or any other agreement or instrument to the contrary, and irrespective of the time, manner, order or method of creation, attachment, recordation or perfection of such First Liens, Second Liens and Third Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing and whether or not any Insolvency Proceeding has been commenced by or against any Grantor, or regardless of whether any of the First Liens are found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.
(2) All Third Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Second Liens in respect of such Collateral, notwithstanding any provision of the UCC, or any other federal or state law or foreign law or anything contained in this Agreement, the Credit Agreement, any First Lien Security Document, any Second Lien Security Document, any Third Lien Security Document or any other agreement or instrument to the contrary, and irrespective of the time, manner, order or method of creation, attachment, recordation or perfection of such First Liens, Second Liens and Third Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing, and whether or not any Insolvency Proceeding has been commenced by or against any Grantor. The Third Lien Collateral Agent for itself and on behalf of the applicable Third Lien Secured Parties expressly agrees that any Second Liens shall be and remain senior in all respects and prior to all Third Liens for all purposes, notwithstanding any provision of the UCC, or any other federal or state law or foreign law or anything contained in this Agreement, the Credit Agreement, any First Lien Security Document, any Second Lien Security Document, any Third Lien Security Agreement or any other agreement or instrument to the contrary, and irrespective of the time, manner, order or method of creation, attachment, recordation or perfection of such First Liens, Second Liens and Third Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing and whether or not any Insolvency Proceeding has been commenced by or against any Grantor, or regardless of whether any of the Second Liens are found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.
(ii)It is acknowledged that:
(a) (i) the aggregate amount of the First Lien Obligations may be increased as contemplated in Section 9.02(c), and (ii) the First Lien Obligations may be extended, renewed, replaced, restructured, refinanced or otherwise amended, restated, amended and

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restated, supplemented or modified, or secured with additional Collateral (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens), from time to time, in each case, without notice to or consent by the Second Lien Collateral Agent, the Second Lien Secured Parties, the Third Lien Collateral Agent or the Third Lien Secured Parties, all without affecting the subordination of the Second Liens and Third Liens hereunder or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, replacement, restructuring, refinancing or restatement of any of the Third Lien Obligations, the Second Lien Obligations or the First Lien Obligations, by the securing of any First Lien Obligations with any additional Collateral or guarantees (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens) or by the release of any Collateral or guarantees securing any First Lien Obligations, by the failure of any Person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any First Lien Obligation, Second Lien Obligation or Third Lien Obligation, or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, existing or future First Lien Obligations of any class are intended to be secured by Collateral subject to Second Liens and Third Liens, and the Liens on such Collateral securing such First Lien Obligations will constitute First Liens entitled to the benefit of this Agreement.
(b)(i) the aggregate amount of the Second Lien Obligations may be increased as contemplated in Section 9.02(c), and (ii) the Second Lien Obligations may be extended, renewed, replaced, restructured, refinanced or otherwise amended, restated, amended and restated, supplemented or modified, or secured with additional Collateral (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens), from time to time, in each case, without notice to or consent by the Third Lien Collateral Agent or the Third Lien Secured Parties, all without affecting the subordination of the Third Liens hereunder or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, replacement, restructuring, refinancing or restatement of any of the Third Lien Obligations or the Second Lien Obligations, by the securing of any Second Lien Obligations with any additional Collateral or guarantees (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens) or by the release of any Collateral or guarantees securing any Second Lien Obligations, by the failure of any Person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any First Lien Obligation, Second Lien Obligation or Third Lien Obligation, or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, existing or future Second Lien Obligations of any class are intended to be secured by Collateral subject to Third Liens, and the Liens on such Collateral securing such Second Lien Obligations will constitute Second Liens entitled to the benefit of this Agreement.

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(c)(i) the aggregate amount of the Third Lien Obligations may be increased as contemplated in Section 9.02(c), and (ii) the Third Lien Obligations may be extended, renewed, replaced, restructured, refinanced or otherwise amended, restated, amended and restated, supplemented or modified, or secured with additional Collateral (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens), from time to time, all without affecting the subordination of the Third Liens hereunder or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, replacement, restructuring, refinancing or restatement of any of the Third Lien Obligations, by the securing of any Third Lien Obligations with any additional Collateral or guarantees (the Liens on which, (x) to the extent they secure First Lien Obligations, shall become First Liens, (y) to the extent they secure Second Lien Obligations, shall become Second Liens and (z) to the extent they secure Third Lien Obligations, shall become Third Liens) or by the release of any Collateral or guarantees securing any Third Lien Obligations, by the failure of any Person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any First Lien Obligation, Second Lien Obligation or Third Lien Obligation, or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, existing or future Third Lien Obligations of any class will constitute Third Liens entitled to the benefit of this Agreement.
(iii)It is agreed that (x) the First Lien Collateral Agent will have no obligations to exercise any remedies available to it as a condition to obtaining the benefits of this Article 2 and Article 7 and (y) the Second Lien Collateral Agent shall have no obligations to exercise any remedies available to it as a condition to obtaining the benefits of this Article 2 and Article 7.
(iv)The Second Lien Collateral Agent hereby acknowledges receipt of copies of the First Lien Credit Documents each as in effect on the date hereof. The Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby agrees that the Second Lien Security Documents will contain the applicable provisions set forth in Annex I hereto under which the Second Lien Secured Parties agree to, and subject their rights to the provisions of, this Agreement as set forth therein. The Third Lien Collateral Agent hereby acknowledges receipt of copies of the First Lien Credit Documents and the Second Lien Credit Documents each as in effect on the date hereof. The Third Lien Collateral Agent, on behalf of the Third Lien Secured Parties, hereby agrees that the Third Lien Security Documents will contain the applicable provisions set forth in Annex I hereto under which the Third Lien Secured Parties agree to, and subject their rights to the provisions of, this Agreement as set forth therein.
Section c..No Action with Respect to Second Lien Obligations Collateral and Third Lien Obligations Collateral Subject to First Liens; No Action with Respect to Third Lien Obligations Collateral Subject to Second Liens
. None of the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall commence (or join with any Person in instituting or commencing) or instruct the Second Lien Collateral Agent or Third Lien Collateral Agent to commence (or join with any Person in instituting or commencing) any judicial or non-judicial foreclosure proceedings with respect to, seek to have a receiver, receiver-manager, administrative receiver, administrator, liquidator, sequestrator, trustee or similar official appointed for or over, attempt any action

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to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors or notification to depositary banks under deposit account control agreements and including any solicitation of bids from third Persons, or approval of bid procedures for, any proposed disposition of any of the Collateral or conduct any disposition of any Collateral), or take any other remedial action available to it in respect of (each of the foregoing, an “Enforcement Action”), any Second Lien Obligations Collateral under any Second Lien Security Document, any Third Lien Collateral under any Third Lien Security Document, applicable law or otherwise, at any time prior to the First Lien Obligations Payment Date; it being agreed that only the First Lien Collateral Agent, acting in accordance with the First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies (without any consultation with or the consent of any Second Lien Collateral Agent, any other Second Lien Secured Party, any Third Lien Collateral Agent or any other Third Lien Secured Party, subject to Section 2.06), provided that the respective interests of the Second Lien Secured Parties and Third Lien Secured Parties attach to the proceeds thereof, subject to the relative priorities described in Section 2.02. Neither the Third Lien Collateral Agent nor any other Third Lien Secured Party shall commence (or join with any Person in instituting or commencing) or instruct the Third Lien Collateral Agent to commence (or join with any Person in instituting or commencing) any Enforcement Action, any Third Lien Obligations Collateral under any Third Lien Security Document, applicable law or otherwise, at any time prior to the Second Lien Obligations Payment Date; it being agreed that only (x) prior to the First Lien Obligations Payment Date, the First Lien Collateral Agent, acting in accordance with the First Lien Security Documents and (y) after the First Lien Obligations Payment Date and prior to the Second Lien Obligations Payment Date, the Second Lien Collateral Agent, acting in accordance with the Second Lien Security Documents, shall, in each case, be entitled to take any such actions or exercise any such remedies (without any consultation with or the consent of any Third Lien Collateral Agent or any other Third Lien Secured Party, subject to Section 2.06), provided that the respective interests of the Third Lien Secured Parties attach to the proceeds thereof, subject to the relative priorities described in Section 2.02. Notwithstanding the foregoing, (i) any Second Lien Collateral Agent may, subject to Section 2.07, take all such actions as it shall deem necessary to continue the perfection of the Second Liens on any Second Lien Obligations Collateral, (ii) any Third Lien Collateral Agent may, subject to Section 2.07, take all such actions as it shall deem necessary to continue the perfection of the Third Liens on any Third Lien Obligations Collateral, (iii) except as specifically set forth in clause (b) below and Section 2.05, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them, (iv) except as specifically set forth in clause (b) below and Section 2.05, nothing in this Agreement shall prohibit the receipt by the Third Lien Collateral Agent or any other Third Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the Third Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Third Lien Collateral Agent or any other Third Lien Secured Party of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them, and (iv) any Second Lien Collateral Agent or Third Lien Collateral Agent may take any action permitted by Section 2.07(c).
Section d..No Duties of First Lien Collateral Agent; No Duties of Second Lien Collateral Agent
.

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(a)Each Second Lien Secured Party and Third Lien Secured Party acknowledges and agrees that neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duties or other obligations to such Second Lien Secured Party or Third Lien Secured Party with respect to any First Lien Obligations Collateral, other than, after the First Lien Obligations Payment Date shall have occurred, to transfer to the Second Lien Collateral Agent (if there are then any Second Lien Obligations outstanding) any proceeds of any such Collateral that constitutes Second Lien Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, or, if the First Lien Collateral Agent shall be in possession of all or any part of such Collateral after the First Lien Obligations Payment Date shall have occurred and there are then any Second Lien Obligations outstanding, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the First Lien Collateral Agent or any other First Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party and Third Lien Secured Party acknowledges and agrees that until the First Lien Obligations Payment Date, the First Lien Collateral Agent shall be entitled, subject to Section 2.03(b), for the benefit of the holders of the First Lien Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the First Lien Security Documents, without regard to any Second Liens, Third Liens or any rights to which the holders of the Second Lien Obligations or Third Lien Obligations would otherwise be entitled as a result of such Second Lien or Third Lien, as applicable. Without limiting the foregoing, each Second Lien Secured Party and Third Lien Secured Party agrees that neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duty or obligation to marshal or realize upon any type of Collateral (or any other collateral securing the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Collateral (or any other collateral securing the First Lien Obligations), in any manner that would maximize the return to the Second Lien Secured Parties or the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties and/or the Third Lien Secured Parties from such realization, sale, disposition or liquidation.
(b)Each Third Lien Secured Party acknowledges and agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall have any duties or other obligations to such Third Lien Secured Party with respect to any Second Lien Obligations Collateral, other than, after both the Second Lien Obligations Payment Date and the First Lien Obligations Payment Date shall have occurred, to transfer to the Third Lien Collateral Agent (if there are then any Third Lien Obligations outstanding) any proceeds of any such Collateral that constitutes Third Lien Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, or, if the Second Lien Collateral Agent shall be in possession of all or any part of such Collateral after the Second Lien Obligations Payment Date and the First Lien Obligations Payment Date shall have occurred and there are then any Third Lien Obligations outstanding, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Second Lien Collateral Agent or any other Second Lien Secured Party. In furtherance of the foregoing, each Third Lien Secured Party acknowledges and agrees that until the Second Lien Obligations Payment Date, the Second Lien Collateral Agent shall be entitled, subject to Section 2.03(b), for the benefit of the holders of the Second Lien Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Second Lien Security Documents, without regard to any Third Liens or any rights to which the holders of the Third Lien Obligations would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, each Third Lien Secured Party agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall have any duty or obligation to marshal or realize upon any type of Collateral (or any other collateral securing the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Collateral (or any other collateral securing the

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Second Lien Obligations), in any manner that would maximize the return to the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Third Lien Secured Parties from such realization, sale, disposition or liquidation.
Section e..No Interference
.
(1)Subject to Section 2.12:
(a)each Second Lien Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any First Lien with respect to the Collateral subject to such Second Lien or any part thereof, (ii) it will not (and hereby waives any right to) challenge or question in any proceeding (or support any other Persons in challenging or questioning) the validity or enforceability of any First Lien Obligations or First Lien Security Document, the validity, attachment, perfection or priority of any First Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to such Second Lien, or the taking of any other Enforcement Action, by any holders of First Lien Obligations secured by such Collateral or the First Lien Collateral Agent acting on their behalf, (iv) it shall have no right to (A) direct the First Lien Collateral Agent or any holder of First Lien Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Second Lien or (B) except in connection with the taking of any Second Lien Permitted Actions, consent to the exercise by the First Lien Collateral Agent or any holder of First Lien Obligations of any right, remedy or power with respect to the Collateral subject to any Second Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Collateral Agent nor any holder of First Lien Obligations shall be liable for, any action taken or omitted to be taken by the First Lien Collateral Agent or any such holder of First Lien Obligations with respect to any Collateral securing such First Lien Obligations that is subject to any Second Lien; provided that nothing in this clause shall prevent any Second Lien Secured Party from asserting or seeking to enforce any provision of this Agreement or any provision of any Second Lien Security Document (to the extent not prohibited by this Agreement) and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
(b)each Third Lien Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Third Lien pari passu with, or to give such Third Lien Secured Party any preference or priority relative to, any First Lien or Second Lien with respect to the Collateral subject to such Third Lien or any part thereof, (ii) it will not (and hereby waives any right to) challenge or question in any proceeding (or support any other Persons in challenging or questioning) the validity or enforceability of any First Lien Obligations, First Lien Security Document, Second Lien Obligations or Second Lien Security Documents, the validity, attachment, perfection or priority

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of any First Lien or Second Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to such Third Lien, or the taking of any other Enforcement Action, by any holders of First Lien Obligations secured by such Collateral or the First Lien Collateral Agent acting on their behalf and/or the holders of the Second Lien Obligations secured by such Collateral or the Second Lien Collateral Agent acting on their behalf, (iv) it shall have no right to (A) direct the First Lien Collateral Agent, any holder of First Lien Obligations, the Second Lien Collateral Agent or any holder of Second Lien Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Third Lien or (B) except in connection with the taking of any Third Lien Permitted Actions, consent to the exercise by the First Lien Collateral Agent, any holder of First Lien Obligations, the Second Lien Collateral Agent or any holder of Second Lien Obligations of any right, remedy or power with respect to the Collateral subject to any Third Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent, any holder of First Lien Obligations, the Second Lien Collateral Agent or any holder of Second Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and (A) neither the First Lien Collateral Agent nor any holder of First Lien Obligations shall be liable for, any action taken or omitted to be taken by the First Lien Collateral Agent or any such holder of First Lien Obligations with respect to any Collateral securing such First Lien Obligations that is subject to any Third Lien and (B) neither the Second Lien Collateral Agent nor any holder of Second Lien Obligations shall be liable for, any action taken or omitted to be taken by the Second Lien Collateral Agent or any such holder of Second Lien Obligations with respect to any Collateral securing such Second Lien Obligations that is subject to any Third Lien; provided that nothing in this clause shall prevent any Third Lien Secured Party from asserting or seeking to enforce any provision of this Agreement or any provision of any Third Lien Security Document (to the extent not prohibited by this Agreement) and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
(2)(1) Each of the Second Lien Secured Parties and the Third Lien Secured Parties waives any claim such Second Lien Secured Party and/or Third Lien Secured Party may now or hereafter have against the First Lien Collateral Agent or any other First Lien Secured Party (or their representatives) arising out of (i) any actions which the First Lien Collateral Agent or the other First Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, enforcement, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any Collateral, (ii) any election by the First Lien Collateral Agent or any other First Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, (iii) any borrowing by any Grantor as debtor-in-possession, or any related grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code and/or (iv) any other action of the First Lien Collateral Agent or any other First Lien Secured Parties or any receiver, controller, attorney or delegate appointed by them in connection with the holding, perfecting or enforcing any First Lien Security Documents or in connection with any proceeding under any Bankruptcy Law.

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(2) Each of the Third Lien Secured Parties waives any claim such Third Lien Secured Party may now or hereafter have against the Second Lien Collateral Agent or any other Second Lien Secured Party (or their representatives) arising out of (i) any actions which the Second Lien Collateral Agent or the other Second Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, enforcement, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any Collateral, (ii) any election by the Second Lien Collateral Agent or any other Second Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, (iii) any borrowing by any Grantor as debtor-in-possession, or any related grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code and/or (iv) any other action of the Second Lien Collateral Agent or any other Second Lien Secured Parties or any receiver, controller, attorney or delegate appointed by them in connection with the holding, perfecting or enforcing any Second Lien Security Documents or in connection with any proceeding under any Bankruptcy Law.
(3)Each First Lien Secured Party agrees that it will not challenge or question in any proceeding (x) the validity or enforceability of any Second Lien Obligations or Second Lien Security Document or the validity, attachment, perfection or priority of any Second Lien, (y) the validity or enforceability of any Third Lien Obligations or Third Lien Security Document or the validity, attachment, perfection or priority of any Third Lien, or (z) the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement. Each Second Lien Secured Party agrees that it will not challenge or question in any proceeding the validity or enforceability of any Third Lien Obligations or Third Lien Security Document, the validity, attachment, perfection or priority of any Third Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement.
Section f..Automatic Release of Second Liens and Third Liens
.
(4)Until the First Lien Obligations Payment Date, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, will have the exclusive right (subject to the provisions of the First Lien Credit Documents) to make determinations, in good faith, regarding the release or disposition of any Collateral described in the immediately succeeding sentence, without consultation with, consent of, or notice to, the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party. If, in connection with (i) any sale, transfer or other disposition of any Collateral or any Grantor (other than in connection with any enforcement or exercise of rights or remedies with respect to Collateral which shall be governed by clause (ii)) permitted under the terms of the First Lien Credit Documents or consented to by the requisite holders of Obligations in accordance with the First Lien Credit Documents (other than in connection with, or following, the occurrence of the First Lien Obligations Payment Date) or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any sale, transfer or other disposition of Collateral or any Grantor, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, or any Grantor, releases any of the First Liens, or releases any Grantor from its obligations under its guarantee of the First Lien Obligations (each such release of

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Liens or guarantee, a “First Lien Release”), then the Second Liens and Third Liens on such Collateral, or the obligations of such Grantor under its guarantee of the Second Lien Obligations or Third Lien Obligations, as the case may be, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent and the Third Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties and Third Lien Secured Parties, as applicable, promptly execute and deliver (at the sole cost and expense of the Grantors) to the First Lien Collateral Agent and the applicable Grantors such termination statements, releases and other documents and take such further actions as the First Lien Collateral Agent or any applicable Grantor may reasonably request to effectively confirm such First Lien Release; provided that, (i) in the case of a sale, transfer or other disposition of Collateral or any Grantor (other than a sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Second Liens or such guarantee of the Second Lien Obligations, as the case may be, shall not be so released if such sale, transfer or other disposition is not also permitted under the terms of the Second Lien Credit Documents (other than solely as the result of the existence of a default or event of default under the Second Lien Credit Documents), (ii) in the case of a sale, transfer or other disposition of Collateral or any Grantor (other than a sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Third Liens or such guarantee of the Third Lien Obligations, as the case may be, shall not be so released if such sale, transfer or other disposition is not also permitted under the terms of the Third Lien Credit Documents (other than solely as the result of the existence of a default or event of default under the Third Lien Credit Documents), (iii) no sales or dispositions may be made to an Affiliate of the Loan Parties (unless such sale, transfer or other disposition is a sale pursuant to Section 363 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws) or a disposition pursuant to another public sale process) and (iv) in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral (including any sale, transfer or other disposition of any Collateral or a Grantor), the net proceeds resulting from such enforcement or exercise of remedies are applied to repay the First Lien Obligations in accordance with Section 7.02.
(5)After the First Lien Obligations Payment Date and until the Second Lien Obligations Payment Date, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, will have the exclusive right (subject to the provisions of the Second Lien Credit Documents) to make determinations, in good faith, regarding the release or disposition of any Collateral described in the immediately succeeding sentence, without consultation with, consent of, or notice to, the Third Lien Collateral Agent or any other Third Lien Secured Party. If, in connection with (i) any sale, transfer or other disposition of any Collateral or any Grantor (other than in connection with any enforcement or exercise of rights or remedies with respect to Collateral which shall be governed by clause (ii)) permitted under the terms of the Second Lien Credit Documents or consented to by the requisite holders of Obligations in accordance with the Second Lien Credit Documents (other than in connection with, or following, the occurrence of the Second Lien Obligations Payment Date) or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any sale, transfer or other disposition of Collateral or any Grantor, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, or any Grantor, releases any of the Second Liens, or releases any Grantor from its obligations under its guarantee of the Second Lien Obligations (each such release of Liens or guarantee, a “Second Lien Release”), then the Third Liens on such Collateral, or the obligations of such Grantor under its guarantee of the Third Lien Obligations, as the case may be, shall be automatically, unconditionally and simultaneously released, and the Third Lien Collateral Agent shall, for itself and on behalf of the other Third Lien Secured Parties promptly execute and deliver (at the sole cost and expense of the Grantors) to the Second Lien Collateral Agent and the applicable Grantors such termination statements, releases and other documents and take such further actions as the Second Lien Collateral Agent or any applicable Grantor may reasonably request to effectively confirm such Second

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Lien Release; provided that, (i) in the case of a sale, transfer or other disposition of Collateral or any Grantor (other than a sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Third Liens or such guarantee of the Third Lien Obligations, as the case may be, shall not be so released if such sale, transfer or other disposition is not also permitted under the terms of the Third Lien Credit Documents (other than solely as the result of the existence of a default or event of default under the Third Lien Credit Documents), (ii) no sales or dispositions may be made to an Affiliate of the Loan Parties (unless such sale, transfer or other disposition is a sale pursuant to Section 363 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws) or a disposition pursuant to another public sale process) and (iii) in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral (including any sale, transfer or other disposition of any Collateral or a Grantor), the net proceeds resulting from such enforcement or exercise of remedies are applied to repay the Second Lien Obligations in accordance with Section 7.02.
(6)Until the First Lien Obligations Payment Date shall have occurred, each of the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (coupled with an interest) in the place and stead of the Second Lien Collateral Agent, the Third Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 2.06, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.06, including any termination statements, endorsements or other instruments of transfer or release. After the First Lien Obligations Payment Date shall have occurred and until the Second Lien Obligations Payment Date shall have occurred, each of the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby irrevocably constitutes and appoints the Second Lien Collateral Agent and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (coupled with an interest) in the place and stead of the Third Lien Collateral Agent or such holder or in the Second Lien Collateral Agent’s own name, from time to time in the Second Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 2.06, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.06, including any termination statements, endorsements or other instruments of transfer or release.
Section g..Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings
.
(7)In the event an Insolvency Proceeding shall be commenced by or against any Grantor:
(a)the Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent and the other Third Lien Secured Parties shall not, so long as any First Lien Obligations are outstanding, (i) seek (or support any other Person from seeking) in respect of any part of the Collateral or proceeds thereof or any Second Lien or Third Lien that may exist thereon any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) or seek or accept any form of adequate protection under either or both of Sections

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362 and 363 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) with respect thereto, except (A) replacement liens on the Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy Law) which liens are junior to the First Liens and to any replacement liens on any such property granted to the First Lien Secured Parties, (B) the accrual of interest, payment of Post-Petition Interest so long as the First Lien Secured Parties are also to be paid Post-Petition Interest; and (C) the current payment of reasonable out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Second Lien Collateral Agent and the Third Lien Collateral Agent, provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, is also granted payment of such fees and expenses on a current basis that is senior in right of payment and prior to the claim of the Second Lien Collateral Agent and the Third Lien Collateral Agent (in each case, which the Second Lien Secured Parties and the Third Lien Secured Parties agree will constitute adequate protection of their claims and interests and to the extent the First Lien Collateral Agent is not granted such adequate protection in the applicable form, any amounts recovered by or distributed to the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party pursuant to or as a result of any such additional collateral, any such replacement Lien, any such administrative expense claim or any such cash payment shall be subject to Section 7.02); provided, further, that if the First Lien Obligations Payment Date has not occurred by the earlier of (x) the effective date of a plan of reorganization under chapter 11 of the Bankruptcy Code (or the effective date of a restructuring under any other Bankruptcy Law) for any Grantor and (y) the commencement of a case under chapter 7 of the Bankruptcy Code (including by conversion of a case under chapter 11) or other liquidation proceeding for any Grantor, then all amounts paid to or for the benefit of the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent and any other Third Lien Secured Party pursuant to the preceding clause (B) or (C) shall be turned over to the First Lien Secured Parties until the First Lien Obligations Payment Date occurs, (ii) oppose or object to (or support any other Person in opposing or objecting to) any adequate protection sought by or granted to any First Lien Secured Party in connection with the use of any Collateral (including “cash collateral,” as such term is defined in section 363(a) of the Bankruptcy Code) or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) or any request by the First Lien Collateral Agent for relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise), (iii) oppose or object to (or support any other Person in opposing or objecting) the use of cash collateral by a Grantor unless the “Required Term B-1 Lenders” (as defined in the Credit Agreement) or their Representative shall have opposed or objected to such use of cash collateral (provided that, if the First Lien Secured Parties withdraw such opposition or objection, while any First Lien Obligations remain outstanding, the Second Lien Secured Parties and the Third Lien Secured Parties will also withdraw such opposition or objection), (iv) oppose or object to (or support any other Person in opposing or objecting to) (and will consent to) any post-petition financing (including any debtor in possession financing) pursuant to which the Liens on the collateral securing the DIP Financing are senior to or pari passu with the Liens securing the First Lien Obligations, whether provided by any of the First Lien Secured Parties or provided by a third party pursuant to Section 364 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) (including on a priming basis) (a “DIP Financing”) unless the “Required Term B-1 Lenders” (as defined in the Credit Agreement) or their Representative shall have opposed or objected to such DIP Financing; provided, that, in no event shall any Second Lien Secured Parties or Third Lien

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Secured Parties be permitted to propose any other DIP Financing to any Grantor or to a court, (v) oppose or object to (or support any other Person in opposing or objecting to) the determination of the extent of any Liens held by any of the First Lien Secured Parties or the value of any claims of First Lien Secured Parties under Section 506(a) of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise), (vi) oppose or object to (or support any other Person in opposing or objecting to) the payment of interest, fees, costs, or charges under Section 506(b) of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) to any First Lien Secured Parties, (vii) oppose or object (or support any other Person in opposing or objecting) (and instead shall be deemed to have consented) to any disposition of any Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy Law), including any credit bid under Section 363(k) of the Bankruptcy Code or under any other applicable law or otherwise free and clear of the Second Liens, Third Liens and any other interests of the Second Lien Secured Parties or the Third Lien Secured Parties or other claims under Section 363 or 1129 of the Bankruptcy Code or otherwise if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to or otherwise support such disposition (so long as the Second Liens, Third Liens, and other respective interests of the Second Lien Secured Parties and the Third Lien Secured Parties attach to any net proceeds thereof subject to the relative priorities in this Agreement), or (viii) oppose or seek to challenge (or join with any other Person opposing or challenging) any claim by any First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of Post-Petition Interest; provided further that, the Second Lien Secured Parties or the Third Lien Secured Parties, in connection with any DIP Financing, shall not be prohibited from seeking, as adequate protection, replacement Liens on all post-petition assets of any Grantors on which any of the First Lien Secured Parties obtain a replacement Lien (to the extent that such assets constitute Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy Law)), in each case with the same order of priority as existed in Collateral prior to such Insolvency Proceeding. Each of the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, will subordinate the Second Liens and Third Liens to (i) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent and (ii) to the extent any Liens granted in favor of a third party provider of DIP Financing are senior to, or rank pari passu with, the First Liens, the First Liens (and all adequate protection Liens granted to the First Lien Secured Parties) and such Liens granted to such third party provider of DIP Financing, in each case, on the terms of this Agreement and will not request adequate protection or any other relief in connection therewith.
(b)the Third Lien Collateral Agent and the other Third Lien Secured Parties shall not, so long as any First Lien Obligations or Second Lien Obligations are outstanding, (i) seek (or support any other Person from seeking) in respect of any part of the Collateral or proceeds thereof or any Third Lien that may exist thereon any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) or seek or accept any form of adequate protection under either or both of Sections 362 and 363 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) with respect thereto, except (A) replacement liens on the Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy

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Law) which liens are junior to the Second Liens and to any replacement liens on any such property granted to the Second Lien Secured Parties, (B) the accrual of interest, payment of Post-Petition Interest so long as the First Lien Secured Parties and the Second Lien Secured Parties are also to be paid Post-Petition Interest and (C) the current payment of reasonable out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Third Lien Collateral Agent, provided that, as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties and the Second Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, is also granted payment of such fees and expenses on a current basis that is senior in right of payment and prior to the claim of the Third Lien Collateral Agent (in each case, which the Third Lien Secured Parties agree will constitute adequate protection of their claims and interests and to the extent the First Lien Collateral Agent and/or the Second Lien Collateral Agent is not granted such adequate protection in the applicable form, any amounts recovered by or distributed to the Third Lien Collateral Agent or any other Third Lien Secured Party pursuant to or as a result of any such additional collateral, any such replacement Lien, any such administrative expense claim or any such cash payment shall be subject to Section 7.02); provided, further, that if the First Lien Obligations Payment Date and the Second Lien Obligations Payment Date has not occurred by the earlier of (x) the effective date of a plan of reorganization under chapter 11 of the Bankruptcy Code (or the effective date of a restructuring under any other Bankruptcy Law) for any Grantor and (y) the commencement of a case under chapter 7 of the Bankruptcy Code (including by conversion of a case under chapter 11) or other liquidation proceeding for any Grantor, then all amounts paid to or for the benefit of the Third Lien Collateral Agent and any other Third Lien Secured Party pursuant to the preceding clause (B) or (C) shall be turned over, first, to the First Lien Secured Parties until the First Lien Obligations Payment Date occurs and, second, to the Second Lien Secured Parties until the Second Lien Obligations Payment Date occurs, (ii) oppose or object to (or support any other Person in opposing or objecting to) any adequate protection sought by or granted to any Second Lien Secured Party in connection with the use of any Collateral (including “cash collateral,” as such term is defined in section 363(a) of the Bankruptcy Code) or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) or any request by the Second Lien Collateral Agent for relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise), (iii) oppose or object to (or support any other Person in opposing or objecting) the use of cash collateral by a Grantor unless the “Required Term B-1 Lenders” (as defined in the Credit Agreement) or their Representative shall have opposed or objected to such use of cash collateral (provided that, if the Second Lien Secured Parties withdraw such opposition or objection, while any Second Lien Obligations remain outstanding, the Third Lien Secured Parties will also withdraw such opposition or objection), (iv) oppose or object to (or support any other Person in opposing or objecting to) (and will consent to) any DIP Financing pursuant to which the Liens on the collateral securing such DIP Financing are senior to or pari passu with the Liens securing the Second Lien Obligations whether provided by any of the Second Lien Secured Parties or provided by a third party pursuant to Section 364 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) (including on a priming basis) unless the “Required Term B-2 Lenders” (as defined in the Credit Agreement) or their Representative shall have opposed or objected to such DIP Financing; provided, that, in no event shall any Third Lien Secured Parties be permitted to propose any other DIP Financing to any Grantor or to a court, (v) oppose or object to (or support any other Person in opposing or objecting to) the determination of the extent of any Liens held by any of the Second Lien Secured Parties or the value of any claims of Second Lien Secured Parties

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under Section 506(a) of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise), (vi) oppose or object to (or support any other Person in opposing or objecting to) the payment of interest, fees, costs or charges as provided under Section 506(b) of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws or otherwise) to any Second Lien Secured Parties, (vii) oppose or object (or support any other Person in opposing or objecting) (and instead shall be deemed to have consented) to any disposition of any Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy Law), including any credit bid under Section 363(k) of the Bankruptcy Code or under any other applicable law or otherwise free and clear of the Third Liens and any other interests of the Third Lien Secured Parties or other claims under Section 363 or 1129 of the Bankruptcy Code or otherwise if the Second Lien Secured Parties, or a representative authorized by the Second Lien Secured Parties, shall consent to or otherwise support such disposition (so long as the Third Liens, and other respective interests of the Third Lien Secured Parties attach to any net proceeds thereof subject to the relative priorities in this Agreement), or (viii) oppose or seek to challenge (or join with any other Person opposing or challenging) any claim by any Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of Post-Petition Interest; provided further that the Third Lien Secured Parties, in connection with any DIP Financing, shall not be prohibited from seeking, as adequate protection, replacement Liens on all post-petition assets of any Grantors on which any of the Second Lien Secured Parties obtain a replacement Lien (to the extent that such assets constitute Collateral (or property that would constitute “Collateral” but for the operation of Section 552 of the Bankruptcy Code or any similar provision of other Bankruptcy Law)), in each case with the same order of priority as existed in Collateral prior to such Insolvency Proceeding. The Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, will subordinate the Third Liens to (i) any “carve-out” for professional and United States Trustee fees agreed to by the Second Lien Collateral Agent and (ii) to the extent any Liens granted in favor of a third party provider of DIP Financing are senior to, or rank pari passu with, the Second Liens, the Second Liens (and all adequate protection Liens granted to the Second Lien Secured Parties) and such Liens granted to such third party provider of DIP Financing, in each case, on the terms of this Agreement and will not request adequate protection or any other relief in connection therewith.
(8)[Reserved].
(9)Anything to the contrary in this Agreement notwithstanding, the Second Lien Collateral Agent and/or the Third Lien Collateral Agent may (i) file a proof of claim or proof of interest in an Insolvency Proceeding with respect to any Grantor, (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties or Third Lien Secured Parties, as applicable, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Second Lien Secured Parties or Third Lien Secured Parties, as applicable, in each case in accordance with and not inconsistent with the terms of this Agreement in order to create, perfect, preserve or protect its Lien on the Collateral, (iii) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding with respect to any Grantor or applicable law, except as otherwise set forth in, or would otherwise be inconsistent with, this Agreement, (iv) make a bid on all or any portion of the Collateral in any foreclosure proceeding or action, including, for the avoidance of doubt and without limitation, any sale pursuant to Section 363 of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy

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Laws or otherwise), which bid shall include a cash portion at least equal to, and which shall be used to pay immediately upon consummation of such bid, the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) in full in cash and, to the extent such bid is made by the Third Lien Collateral Agent, the Second Lien Obligations in full and (v) whether or not an Insolvency Proceeding has been commenced against any Grantor, take such other actions which are not adverse to the Liens and interests of the First Lien Secured Parties or (solely with respect to the Third Lien Collateral Agent) the Second Lien Secured Parties or otherwise inconsistent with the priorities of this Agreement (including as to releases and including under Section 2.03) to preserve and protect its second or third priority Lien (as applicable) on the Collateral, in each case with respect to the foregoing clauses (i), (ii), (iii) and (iv), subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Lien Collateral Agent and Third Lien Collateral Agent, as the case may be, imposed hereby.
(10)Nothing in this Agreement shall prevent any Second Lien Secured Party or Third Lien Secured Party from exercising its rights to vote in favor of or against a plan of reorganization in respect of any Insolvency Proceeding with respect to any Grantor so long as such plan of reorganization is supported by the “Required Term B-1 Lenders” (as defined in the Credit Agreement).
(11)Each of the Grantors and each Series of Secured Parties acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Security Documents, the Second Lien Security Documents and Third Lien Security Documents constitute three separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, each Series of Secured Obligations is fundamentally different from each other Series of Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding with respect to any Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of any Senior Lien Secured Party in respect of the Collateral and one or more Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim or are classified in the same class of claims under a plan of reorganization (rather than separate classes of senior and junior secured claims), each of the Grantors and each Series of Secured Parties hereby acknowledge and agree that (1) all distributions under such plan shall be made as if there were separate classes of senior and junior secured claims against any Grantor in respect of the Collateral and the Senior Lien Secured Parties shall be entitled to receive payment in full of all Obligations owing to such Senior Lien Secured Party, including in respect of principal, pre-petition interest, Post-Petition Interest, including any additional interest payable pursuant to the Credit Documents of such Senior Lien Secured Party arising from or related to a default and other claims, regardless of whether any such claim is allowed or allowable in any Insolvency Proceeding, up to the aggregate value of the Collateral (for this purpose ignoring all claims held by the Junior Lien Secured Party, before any distribution is made in respect of the claims held by the Junior Lien Secured Party with respect to the Collateral, with each Junior Lien Secured Party and their respective Representative hereby acknowledging and agreeing to turn over to the Senior Lien Secured Party amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Junior Lien Secured Party.
Section h..Reinstatement
.
(a)In the event that (i) any First Lien Obligations shall be paid and such payment or any part thereof shall subsequently, for whatever reason (including, but not limited to, an order or judgment for

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avoidance of a preference or fraudulent transfer under any Bankruptcy Law, or any similar law, whether received as proceeds of security, enforcement of any right of setoff or otherwise, or the settlement of any claim in respect thereof), be required to be returned or repaid, then such First Lien Obligations shall be reinstated with respect to all such returned or repaid amounts as if such return or repayment had not occurred on the date of such return or repayment and the terms and conditions of this Article 2 and Article 7 shall be fully applicable thereto until the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) shall again have been paid in full in cash and (ii) the First Lien Collateral Agent or the other First Lien Secured Parties have released any Lien on Collateral and any such Liens are later reinstated, then the Second Lien Collateral Agent, for itself and the benefit of the other Second Lien Secured Parties, and the Third Lien Collateral Agent, for itself and the benefit of the other Third Lien Secured Parties, shall be granted a Lien on such Collateral, subject to the subordination provisions of this Agreement. If this Agreement shall have been terminated prior to any return or repayment of amounts paid with respect to the First Lien Obligations, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Agent or any other Second Lien Secured Party on account of the Second Lien Obligations or by the Third Lien Collateral Agent or any other Third Lien Secured Party on account of the Third Lien Obligations, in each case, after the termination of this Agreement shall, upon a reinstatement of this Agreement pursuant to this Section 2.08(a), be segregated and held in trust for and paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties, for application to the reinstated First Lien Obligations as provided herein.
(b)In the event that (i) any Second Lien Obligations shall be paid and such payment or any part thereof shall subsequently, for whatever reason (including, but not limited to, an order or judgment for avoidance of a preference or fraudulent transfer under any Bankruptcy Law, or any similar law, whether received as proceeds of security, enforcement of any right of setoff or otherwise, or the settlement of any claim in respect thereof), be required to be returned or repaid, then such Second Lien Obligations shall be reinstated with respect to all such returned or repaid amounts as if such return or repayment had not occurred on the date of such return or repayment and the terms and conditions of this Article 2 and Article 7 shall be fully applicable thereto until the Second Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation) shall again have been paid in full in cash and (ii) the Second Lien Collateral Agent or the other Second Lien Secured Parties have released any Lien on Collateral and any such Liens are later reinstated, then the Third Lien Collateral Agent, for itself and the benefit of the other Third Lien Secured Parties, shall be granted a Lien on such Collateral, subject to the subordination provisions of this Agreement. If this Agreement shall have been terminated prior to any return or repayment of amounts paid with respect to the Second Lien Obligations, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Subject to Section 2.08(a), any amounts received by the Third Lien Collateral Agent or any other Third Lien Secured Party on account of the Third Lien Obligations after the termination of this Agreement shall, upon a reinstatement of this Agreement pursuant to this Section 2.08(b), be segregated and held in trust for and paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties, for application to the reinstated Second Lien Obligations as provided herein.
(c)This Section 2.08 shall survive termination of this Agreement.
Section i..Purchase Rights

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.
(1)First Lien Purchase Event.
i.Without prejudice to the enforcement of the First Lien Collateral Agent’s or the other First Lien Secured Parties’ rights or remedies under this Agreement, any other First Lien Credit Document, at law or in equity or otherwise, the First Lien Secured Parties agree that at any time following (i) acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Documents, (ii) the commencement of an Insolvency Proceeding by or against any Grantor constituting an Event of Default (as defined in the Credit Agreement) or (iii) the occurrence of an event of default under the Credit Agreement resulting from a payment default comprised of principal, interest or fees that remains uncured or unwaived for a period of 30 days (each, a “First Lien Purchase Event”), one or more of the Second Lien Secured Parties may request within 30 days after the first date on which a First Lien Purchase Event occurs, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of First Lien Obligations outstanding (and to assume all, but not less than all, of the amount of unfunded commitments under the First Lien Credit Documents), at the time of purchase at in the case of First Lien Obligations, par plus accrued and unpaid interest, fees, expenses and other amounts owed to the First Lien Secured Parties under the First Lien Credit Documents (including any prepayment penalty or premium set forth in the Credit Agreement or other applicable First Lien Credit Document) and any DIP Financing secured by a Lien that is pari passu with the First Lien Obligations.
ii.In addition to the purchase price descried in paragraph (a)(i) above, the Second Lien Secured Parties and the Third Lien Secured Parties that have exercised such option shall agree to reimburse the First Lien Collateral Agent and the other First Lien Secured Parties, and, if requested by the First Lien Collateral Agent, provide cash collateral in an amount reasonably calculated by the First Lien Collateral Agent, with respect to any contingent or unliquidated First Lien Obligations related to claims, causes of action or liabilities that have been asserted in writing against the First Lien Secured Parties or which are authorized to be investigated by any order of a Bankruptcy Court (including, without limitation, any order approving a DIP Financing or use of cash collateral)and for which indemnification or reimbursement is required under the First Lien Credit Documents.
iii.If one or more of the Second Lien Secured Parties or Third Lien Secured Parties, as applicable, exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If none of the Second Lien Secured Parties exercise such right within 30 days after the first date on which a First Lien Purchase Event occurs, the First Lien Secured Parties shall have no further obligations pursuant to this Section 2.09 for such First Lien Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Security Documents and this Agreement. Each First Lien Secured Party will retain all rights to indemnification and expense reimbursement provided in the relevant First Lien Credit Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 2.09. Upon the consummation of the purchase and sale of the First Lien Obligations, the First Lien Collateral Agent shall, at the request of the Second Lien Secured Parties and Third Lien Secured Parties that have accepted such offer, resign from its role in accordance with the applicable First Lien Credit Document (and comply with any provisions contained therein with

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respect to successors to such role or the powers granted in connection with such role) and cooperate with an orderly transition of Liens in the Collateral.
(2)Second Lien Purchase Event.
iv.Without prejudice to the enforcement of the Second Lien Collateral Agent’s or the other Second Lien Secured Parties’ rights or remedies under this Agreement, any other Second Lien Credit Document, at law or in equity or otherwise, the Second Lien Secured Parties agree that after the First Lien Obligations Payment Date has occurred at any time following (i) acceleration of the Second Lien Obligations in accordance with the terms of the Second Lien Credit Documents, (ii) the commencement of an Insolvency Proceeding by or against any Grantor constituting an Event of Default (as defined in the Credit Agreement) or (iii) the occurrence of an event of default under the Credit Agreement resulting from a payment default comprised of principal, interest or fees that remains uncured or unwaived for a period of 30 days (each, a “Second Lien Purchase Event”), one or more of the Third Lien Secured Parties may request within 30 days after the first date on which a Second Lien Purchase Event occurs, and the Second Lien Secured Parties hereby offer the Third Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of Second Lien Obligations outstanding (and to assume all, but not less than all, of the amount of unfunded commitments under the Second Lien Credit Documents), at the time of purchase at in the case of Second Lien Obligations, par plus accrued and unpaid interest, fees, expenses and other amounts owed to the Second Lien Secured Parties under the Second Lien Credit Documents (including any prepayment penalty or premium set forth in the Credit Agreement or other applicable Second Lien Credit Document) and any DIP Financing secured by a Lien that is pari passu with the Second Lien Obligations. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the request.
i.In addition to the purchase price descried in paragraph (b)(i) above, the Third Lien Secured Parties that have exercised such option shall agree to reimburse the Second Lien Collateral Agent and the other Second Lien Secured Parties, and, if requested by the Second Lien Collateral Agent, provide cash collateral in an amount reasonably calculated by the Second Lien Collateral Agent, with respect to any contingent or unliquidated Second Lien Obligations related to claims, causes of action or liabilities that have been asserted in writing against the Second Lien Secured Parties or which are authorized to be investigated by any order of a Bankruptcy Court (including, without limitation, any order approving a DIP Financing or use of cash collateral) and for which indemnification or reimbursement is required under the Second Lien Credit Documents.
ii.If one or more of the Third Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Second Lien Collateral Agent and the Third Lien Collateral Agent. If none of the Third Lien Secured Parties exercise such right within 30 days after the first date on which a Second Lien Purchase Event occurs, the Second Lien Secured Parties shall have no further obligations pursuant to this Section 2.09 for such Second Lien Purchase Event and may take any further actions in their sole discretion in accordance with the Second Lien Security Documents and this Agreement. Each Second Lien Secured Party will retain all rights to indemnification and expense reimbursement provided in the relevant Second Lien Credit Documents for all claims and other amounts relating to periods prior to the purchase of the Second Lien Obligations pursuant to this Section 2.09. Upon the consummation of the purchase and sale of the Second Lien Obligations, the Second Lien

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Collateral Agent shall, at the request of the Third Lien Secured Parties that have accepted such offer, resign from its role in accordance with the applicable Second Lien Credit Document (and comply with any provisions contained therein with respect to successors to such role or the powers granted in connection with such role) and cooperate with an orderly transition of Liens in the Collateral.
Section j..New Liens
.
(a)Each Collateral Agent and Grantor agrees that prior to the First Lien Obligations Payment Date, (i) if any First Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations which assets are not also subject to the second priority Lien of the Second Lien Secured Parties under the Second Lien Security Documents or the third priority Lien of the Third Lien Secured Parties under the Third Lien Security Documents, then, without limiting any other rights and remedies available to the Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent or the other Third Lien Secured Parties, the First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, agrees that (x) the First Lien Collateral Agent shall hold such Lien (A) for the benefit of the Second Lien Secured Parties until the Second Lien Secured Parties acquire a Lien on such assets securing the Second Lien Obligations and (B) for the benefit of the Third Lien Secured Parties until the Third Lien Secured Parties acquire a Lien on such assets securing the Third Lien Obligations and (y) any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be applied pursuant to Section 7.02, (ii) if any Second Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Lien Obligation or which assets are not also subject to the first priority Lien of the First Lien Secured Parties under the First Lien Security Documents or the third priority Lien of the Third Lien Secured Parties under the Third Lien Security Documents, then, without limiting any other rights and remedies available to the First Lien Collateral Agent or the other First Lien Secured Parties or the Third Lien Collateral Agent or the other Third Lien Secured Parties, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that (x) the Second Lien Collateral Agent shall hold such Lien (A) for the benefit of the First Lien Secured Parties until the First Lien Secured Parties acquire a Lien on such assets securing the First Lien Obligations and (B) for the benefit of the Third Lien Secured Parties until the Third Lien Secured Parties acquire a Lien on such assets securing the Third Lien Obligations and (y) any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 7.01 and applied pursuant to Section 7.02 or (iii) if any Third Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Third Lien Obligation or which assets are not also subject to the first priority Lien of the First Lien Secured Parties under the First Lien Security Documents or the second priority Lien of the Second Lien Secured Parties under the Second Lien Security Documents, then, without limiting any other rights and remedies available to the First Lien Collateral Agent or the other First Lien Secured Parties or the Second Lien Collateral Agent or the other Second Lien Secured Parties, the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that (x) the Third Lien Collateral Agent shall hold such Lien (A) for the benefit of the First Lien Secured Parties until the First Lien Secured Parties acquire a Lien on such assets securing the First Lien Obligations and (B) for the benefit of the Second Lien Secured Parties until the Second Lien Secured Parties acquire a Lien on such assets securing the Second Lien Obligations and (y) any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 7.01 and applied pursuant to Section 7.02.

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(b)Each Collateral Agent and Grantor agrees that after the First Lien Obligations Payment Date and prior to the Second Lien Obligations Payment Date, (i) if any Second Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Lien Obligations which assets are not also subject to the third priority Lien of the Third Lien Secured Parties under the Third Lien Security Documents, then, without limiting any other rights and remedies available to the Third Lien Collateral Agent or the other Third Lien Secured Parties, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that (x) the Second Lien Collateral Agent shall hold such Lien for the benefit of the Third Lien Secured Parties until the Third Lien Secured Parties acquire a Lien on such assets securing the Third Lien Obligations and (y) any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be applied pursuant to Section 7.02 or (ii) if any Third Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Third Lien Obligations or which assets are not also subject to the second priority Lien of the Second Lien Secured Parties under the Second Lien Security Documents, then, without limiting any other rights and remedies available to the Second Lien Collateral Agent or the other Second Lien Secured Parties, the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, agrees that (x) the Third Lien Collateral Agent shall hold such Lien for the benefit of the Second Lien Secured Parties until the Second Lien Secured Parties acquire a Lien on such assets securing the Second Lien Obligations and (y) any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 7.01 and applied pursuant to Section 7.02.
Section k..Injunctive Relief
. Should any Second Lien Secured Party or Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Collateral Agent or any other First Lien Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Lien Secured Party or Third Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Secured Party and the Third Lien Collateral Agent on behalf of each Third Lien Secured Party that (a) the First Lien Secured Parties’ damages from its actions may by that time be difficult to ascertain and may be irreparable and (b) each Second Lien Secured Party and Third Lien Secured Party waives any defense that the First Lien Secured Party cannot demonstrate damage and/or be made whole by the awarding of damages. Should any Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the Second Lien Collateral Agent or any other Second Lien Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Third Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Third Lien Collateral Agent on behalf of each Third Lien Secured Party that (a) the Second Lien Secured Parties’ damages from its actions may by that time be difficult to ascertain and may be irreparable and (b) each Third Lien Secured Party waives any defense that the Second Lien Secured Party cannot demonstrate damage and/or be made whole by the awarding of damages.
Section l..Rights as Unsecured Creditors
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(a)Except as otherwise set forth in, or as would otherwise be inconsistent with, this Agreement: (a) the Second Lien Collateral Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor that is obligated to pay or has guaranteed the Second Lien Obligations in accordance with the terms of the Second Lien Credit Documents and applicable law and (b) the Third Lien Collateral Agent and the Third Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor that is obligated to pay or has guaranteed the Third Lien Obligations in accordance with the terms of the Third Lien Credit Documents and applicable law.
(b)Except as otherwise set forth in this Agreement, but subject to the terms of the First Lien Credit Documents, nothing in this Agreement shall prohibit or subordinate (whether before or after the occurrence of an Insolvency Proceeding) the receipt, or the right to receive, by the Second Lien Collateral Agent or any other Second Lien Secured Parties of the required payments of interest, principal and premiums (if any) so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any other Second Lien Secured Parties of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them or any other violation by any of them of the express terms of this Agreement. In the event the Second Lien Collateral Agent or any Second Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Lien Obligations, such judgment Lien shall become subject to the terms of this Agreement for all purposes (in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.
(c)Except as otherwise set forth in this Agreement, but subject to the terms of the First Lien Credit Documents and the Second Lien Credit Documents, nothing in this Agreement shall prohibit or subordinate (whether before or after the occurrence of an Insolvency Proceeding) the receipt, or the right to receive, by the Third Lien Collateral Agent or any other Third Lien Secured Parties of the required payments of interest, principal and premiums (if any) so long as such receipt is not the direct or indirect result of the exercise by the Third Lien Collateral Agent or any other Third Lien Secured Parties of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them or any other violation by any of them of the express terms of this Agreement. In the event the Third Lien Collateral Agent or any Third Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Third Lien Obligations, such judgment Lien shall become subject to the terms of this Agreement for all purposes (in relation to the First Lien Obligations and the Second Lien Obligations) as the other Liens securing the Third Lien Obligations are subject to this Agreement.
Section m..Effectiveness in Insolvency Proceedings
. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code (or the equivalent under other applicable Bankruptcy Laws), shall be applicable both before and after the filing of any petition by or against any of the Grantors under any Bankruptcy Law or comparable foreign laws and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the receiver, receiver-manager, administrative receiver, administrator, liquidator, sequestrator or trustee (or similar official) for such Grantor and such Grantor as a debtor-in-possession. The relative rights of (a) the First Lien Collateral Agent and the other First Lien Secured Parties, (b) the Second Lien Collateral Agent and the other Second Lien Secured Parties and (c) the Third Lien Collateral Agent and the other Third Lien Secured Parties in or to any distributions from or in respect of any Collateral, shall continue after the filing thereof on the

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same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as a debtor-in-possession. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Collateral of the reorganized debtor are distributed on account of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations.
Section n..Agreements With Respect to Certain Lenders
. The parties acknowledge that individual Secured Parties may be restricted by Requirements of Law (as defined in the Credit Agreement) from obtaining the full benefit of the Guarantees (as defined in the Credit Agreement) made by the Grantors and/or the collateral security contemplated by the Security Documents. The parties agree that a Secured Party (such Secured Party, a “Waiving Party”) may waive, solely as to itself in its personal capacity and only with respect to the First Lien Obligations, Second Lien Obligations and/or Third Lien Obligations from time to time held by such Secured Party (which waiver, for the avoidance of doubt, shall not attach to any First Lien Obligations, Second Lien Obligations or Third Lien Obligations and shall not apply to any assignee or transferee of any First Lien Obligations, Second Lien Obligations or Third Lien Obligations at any time held by such Waiving Party), in a writing delivered by such Waiving Party to the Borrower and each Collateral Agent, such Waiving Party’s right to receive its ratable portion of all or any amounts received on account of the Guarantees (as defined in the Credit Agreement) made by the Grantors and/or the collateral security contemplated by the Security Documents. Any such amounts waived by any such Waiving Party shall be reallocated to the other Secured Parties in such manner as the Collateral Agents shall reasonably direct as will best effectuate the intention of the parties under the Credit Documents with respect to the distribution of amounts received on account of the Guarantees (as defined in the Credit Agreement) made by the Grantors and/or the collateral security contemplated by the Security Documents. In addition, with respect to any matter relating to the guarantees and collateral security waived by a Waiving Party that requires the consent or direction of such Waiving Party under any Credit Document, such Waiving Party shall be deemed to have consented or directed, as the case may be, with respect to such matter, in the same proportion as the Secured Parties consenting or directing with respect to such matter that are not Waiving Parties. Expect as expressly set forth herein with respect to Waiving Parties, this paragraph shall not in any way operate as a waiver of any right, power or remedy of any Secured Party under any Credit Document.
Section o..Insurance and Condemnation Awards
.
(a)Until the First Lien Obligations Payment Date has occurred, the First Lien Collateral Agent (acting at the direction of, or pursuant to authority granted by, the “Required Term B-1 Lenders” (as defined in the Credit Agreement)) shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to settle or adjust claims over any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the First Lien Obligations Payment Date has occurred, and subject to the rights of the Grantors under the First Lien Credit Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid (1) to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Credit Documents, (2) thereafter, to the Second Lien Collateral Agent for the benefit of the Second Lien

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Secured Parties to the extent required under the Second Lien Credit Documents, (3) thereafter, to the Third Lien Collateral Agent for the benefit of the Third Lien Secured Parties to the extent required under the Third Lien Credit Documents, and (4) thereafter, to the owner of the subject property, as directed by the Borrower or as a court of competent jurisdiction may otherwise direct. Until the First Lien Obligations Payment Date has occurred, if the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 7.01.
(b)After the First Lien Obligations Payment Date has occurred and until the Second Lien Obligations Payment Date has occurred, the Second Lien Collateral Agent (acting at the direction of, or pursuant to authority granted by, the ”Required Term B-2 Lenders” (as defined in the Credit Agreement)) shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Credit Documents, to settle or adjust claims over any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. After the First Lien Obligations Payment Date has occurred and until the Second Lien Obligations Payment Date has occurred, and subject to the rights of the Grantors under the Second Lien Credit Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid (1) to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties to the extent required under the Second Lien Credit Documents, (2) thereafter, to the Third Lien Collateral Agent for the benefit of the Third Lien Secured Parties to the extent required under the Third Lien Credit Documents, and (3) thereafter, to the owner of the subject property, as directed by the Borrower or as a court of competent jurisdiction may otherwise direct. After the First Lien Obligations Payment Date has occurred and until the Second Lien Obligations Payment Date has occurred, if the Third Lien Collateral Agent or any other Third Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Second Lien Collateral Agent in accordance with the terms of Section 7.01.
(c)The provisions of this Section 2.15 are solely to define the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties and shall not affect the rights of any Grantor with respect to its insurance policies or any condemnation or similar proceeding or any awards or payments in respect thereof.
Section p..Reorganization Securities
. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of First Lien Obligations, Second Lien Obligations and Third Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations, on account of the Second Lien Obligations and on account of the Third Lien Obligation are secured by Liens on the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations; provided that this provision shall not affect the relative ranking of the First Lien Obligations, Second Lien Obligations and Third Lien Obligations in such Insolvency Proceeding.

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ARTICLE 3.
Sub Agency for Perfection of Certain Security Interests
The First Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a First Lien on any Second Lien Obligations Collateral or any Third Lien Obligations Collateral that can be perfected by the possession, control or notation of such Collateral or, to the extent applicable under any Security Documents, of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of, or notation, in the name of, the First Lien Collateral Agent (or its agents or bailees), the First Lien Collateral Agent will also hold such Collateral and serve as sub agent or gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the Second Lien Collateral Agent and/or Third Lien Collateral Agent for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Agent and/or the Third Lien of the Third Lien Collateral Agent in such Collateral and shall have possession or control of such Collateral on behalf of the Second Lien Collateral Agent and/or the Third Lien Collateral Agent and for its benefit. It is agreed that the obligations of the First Lien Collateral Agent and the rights of the Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent and the other Third Lien Secured Parties in connection with any such sub agency arrangement will be in all respects subject to the provisions of Article 2 and Article 7.
The First Lien Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien and Third Lien on any such Collateral and shall have no responsibility to the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party for such perfection; it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties and Third Lien Secured Parties to obtain a perfected Second Lien or Third Lien, as applicable, in such Collateral to the extent that such perfection results from the possession or control of such Collateral or, to the extent applicable under any Security Documents, any such account by the First Lien Collateral Agent. Except as otherwise specifically provided herein, until the First Lien Obligations Payment Date has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall be entitled to deal with the Collateral in accordance with the terms of the First Lien Credit Documents as if the Liens under the Second Lien Credit Documents and the Third Lien Credit Documents did not exist.
The First Lien Collateral Agent and the other First Lien Secured Parties shall have no obligation whatsoever to the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party to assure that any of the Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Article 3. The duties or responsibilities of the First Lien Collateral Agent under this Article 3 shall be limited solely to holding, controlling, or being notated on, the Collateral and the related Liens referred to in the foregoing paragraphs of this Article 3 as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the relevant Second Lien Collateral Agent and Third Lien Collateral Agent for purposes of perfecting the Lien held by the Second Lien Collateral Agent and Third Lien Collateral Agent, as applicable. The First Lien Collateral Agent shall not have by reason of the Second Lien Credit Documents, the Third Lien Credit Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, and the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien

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Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby waives and releases the First Lien Collateral Agent from all claims and liabilities arising pursuant to its roles under this Article 3 as sub-agent and gratuitous bailee with respect to the Collateral.
Upon the occurrence of the First Lien Obligations Payment Date, the First Lien Collateral Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Agent to transfer possession of such Collateral to the Second Lien Collateral Agent or to transfer direct control of such Collateral or, to the extent applicable under any Security Documents, any such account to the Second Lien Collateral Agent (if there are then any Second Lien Obligations outstanding); provided that if any such Collateral or any such account shall be validly subject to any other Lien senior to the Second Liens, then the First Lien Collateral Agent may instead transfer possession of such Collateral to the Person or Persons holding such senior Lien or their representative or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Person or Persons holding such senior Lien or their representative. The Second Lien Collateral Agent agrees that if it shall obtain possession or direct control of any Collateral or any account pursuant to the foregoing provisions and such Collateral or account shall thereafter become subject to a First Lien, it will take all such actions in its power as shall reasonably be requested by the First Lien Collateral Agent to transfer possession of such Collateral to the First Lien Collateral Agent or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the First Lien Collateral Agent, all at the cost and expense of the Borrower.
Upon the occurrence of the First Lien Obligations Payment Date, the Second Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a Second Lien on any Third Lien Obligations Collateral that can be perfected by the possession, control or notation of such Collateral or, to the extent applicable under any Security Documents, of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of, or notation, in the name of, the Second Lien Collateral Agent (or its agents or bailees), the Second Lien Collateral Agent will also hold such Collateral and serve as sub agent or gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the Third Lien Collateral Agent for the sole purpose of perfecting the Third Lien of the Third Lien Collateral Agent in such Collateral and shall have possession or control of such Collateral on behalf of the Third Lien Collateral Agent and for its benefit. It is agreed that the obligations of the Second Lien Collateral Agent and the rights of the Third Lien Collateral Agent and the other Third Lien Secured Parties in connection with any such sub agency arrangement will be in all respects subject to the provisions of Article 2 and Article 7.
The Second Lien Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Third Lien on any such Collateral and shall have no responsibility to the Third Lien Collateral Agent or any other Third Lien Secured Party for such perfection; it being understood that the sole purpose of this Article is to enable the Third Lien Secured Parties to obtain a perfected Third Lien in such Collateral to the extent that such perfection results from the possession or control of such Collateral or, to the extent applicable under any Security Documents, any such account by the Second Lien Collateral Agent. Except as otherwise specifically provided herein, after the First Lien Obligations Payment Date and until the Second Lien Obligations Payment Date has occurred, the Second Lien Collateral Agent and the Second Lien Secured Parties shall be entitled to deal with the Collateral in accordance with the terms of the Second Lien Credit Documents as if the Liens under the Third Lien Credit Documents did not exist.

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The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no obligation whatsoever to the Third Lien Collateral Agent or any other Third Lien Secured Party to assure that any of the Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Article 3. The duties or responsibilities of the Second Lien Collateral Agent under this Article 3 shall be limited solely to holding, controlling, or being notated on, the Collateral and the related Liens referred to in the foregoing paragraphs of this Article 3 as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the UCC, to the extent applicable) for the relevant Third Lien Collateral Agent for purposes of perfecting the Lien held by the Third Lien Collateral Agent, as applicable. The Second Lien Collateral Agent shall not have by reason of the Third Lien Credit Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Third Lien Collateral Agent or any other Third Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby waives and releases the Second Lien Collateral Agent from all claims and liabilities arising pursuant to its roles under this Article 3 as sub-agent and gratuitous bailee with respect to the Collateral.
After First Lien Obligations Payment Date and upon the occurrence of the Second Lien Obligations Payment Date, the Second Lien Collateral Agent shall take all such actions in its power as shall reasonably be requested by the Third Lien Collateral Agent to transfer possession of such Collateral to the Third Lien Collateral Agent or to transfer direct control of such Collateral or, to the extent applicable under any Security Documents, any such account to the Third Lien Collateral Agent (if there are then any Third Lien Obligations outstanding); provided that if any such Collateral or any such account shall be validly subject to any other Lien senior to the Third Liens, then the Second Lien Collateral Agent may instead transfer possession of such Collateral to the Person or Persons holding such senior Lien or their representative or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Person or Persons holding such senior Lien or their representative. The Third Lien Collateral Agent agrees that if it shall obtain possession or direct control of any Collateral or any account pursuant to the foregoing provisions and such Collateral or account shall thereafter become subject to a Second Lien, it will take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Agent to transfer possession of such Collateral to the Second Lien Collateral Agent or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Second Lien Collateral Agent, all at the cost and expense of the Borrower.
ARTICLE 4.
Existence and Amounts of Liens and Obligations
Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations, Second Lien Obligations or Third Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the Representative of the First Lien Secured Parties, Second Lien Secured Parties or Third Lien Secured Parties and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding the request of such Collateral Agent, such Representative shall fail or refuse to reasonably promptly provide the requested information, such Collateral Agent shall be entitled to determine such existence or amount by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any

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determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Secured Party or any affiliate thereof as a result of such determination.
ARTICLE 5.
Consent of Grantors
Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the First Lien Security Documents, Second Lien Security Documents and Third Lien Security Documents will in no way be diminished by such provisions or arrangements.
ARTICLE 6.
Representations and Warranties of Each Collateral Agent
Each Collateral Agent represents and warrants to the other parties hereto that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other First Lien Secured Parties (in the case of the First Lien Collateral Agent), the other Second Lien Secured Parties (in the case of the Second Lien Collateral Agent) and the other Third Lien Secured Parties (in the case of the Third Lien Collateral Agent).
ARTICLE 7.
Application of Proceeds
Section a..Payment Over
.
(a)With respect to the Collateral and any proceeds thereof, the Second Lien Collateral Agent, each other Second Lien Secured Party, the Third Lien Collateral Agent and each other Third Lien Secured Party hereby agrees that if it shall obtain possession of any First Lien Obligations Collateral, or shall realize any proceeds or payment in respect of any such Collateral, whether pursuant to any Second Lien Security Document or Third Lien Security Document, as applicable, in connection with the taking of any Second Lien Permitted Actions or Third Lien Permitted Actions, as applicable, or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or otherwise, or shall receive any First Lien Obligations Collateral or proceeds of First Lien Obligations Collateral, or any payment on account thereof (including under any agreement subordinating any Liens on the First Lien Obligations Collateral to the Second Liens or Third Liens, as applicable), in each case, at any time prior to the First Lien Obligations Payment Date, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, then it shall hold such Collateral, proceeds or payment in trust for the First Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the First Lien Collateral Agent. Each Second Lien Secured Party and Third Lien Secured Party agrees that if, at any time, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, such Second Lien Secured Party and/or Third Lien Secured Party shall promptly pay over to the First Lien Collateral Agent any payment received by it in respect of any First Lien Obligations Collateral and shall promptly turn any First Lien Obligations Collateral then held by it over to the First Lien Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in

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full of the First Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation). Until the First Lien Obligations Payment Date occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent, any such Second Lien Secured Party, the Third Lien Collateral Agent or any such Third Lien Secured Party or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 7.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 7.01, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the First Lien Obligations Payment Date occurs.
(b)With respect to the Collateral and any proceeds thereof, the Third Lien Collateral Agent and each other Third Lien Secured Party hereby agrees that if it shall obtain possession of any Second Lien Obligations Collateral, or shall realize any proceeds or payment in respect of any such Collateral, whether pursuant to any Third Lien Security Document, in connection with the taking of any Third Lien Permitted Actions, or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or otherwise, or shall receive any Second Lien Obligations Collateral or proceeds of Second Lien Obligations Collateral, or any payment on account thereof (including under any agreement subordinating any Liens on the Second Lien Obligations Collateral to the Third Liens), in each case, at any time after the First Lien Obligations Payment Date and prior to the Second Lien Obligations Payment Date, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, then it shall hold such Collateral, proceeds or payment in trust for the Second Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Second Lien Collateral Agent. Each Third Lien Secured Party agrees that if, at any time after the First Lien Obligations Payment Date has occurred, all or part of any payment with respect to the Second Lien Obligations previously made shall be rescinded for any reason whatsoever, such Third Lien Secured Party shall promptly pay over to the Second Lien Collateral Agent any payment received by it in respect of any Second Lien Obligations Collateral and shall promptly turn any Second Lien Obligations Collateral then held by it over to the Second Lien Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Second Lien Obligations (other than contingent indemnification obligations related to any which claim that has not been asserted or is the subject of an investigation). Until the Second Lien Obligations Payment Date occurs, the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby irrevocably constitutes and appoints the Second Lien Collateral Agent and any officer or agent of the Second Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Third Lien Collateral Agent or any such Third Lien Secured Party or in the Second Lien Collateral Agent’s own name, from time to time in the Second Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 7.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 7.01, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Second Lien Obligations Payment Date occurs.
Section b..Application of Proceeds

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. In furtherance of the foregoing, all Collateral and any proceeds or payment in respect of any Collateral, received or receivable by either of the First Lien Collateral Agent or other First Lien Secured Parties, the Second Lien Collateral Agent or other Second Lien Secured Parties or the Third Lien Collateral Agent or other Third Lien Secured Parties in connection with any Enforcement Action or otherwise upon exercise of its rights and remedies with respect to the Collateral shall be applied:
first, to the payment of the costs and expenses of the Administrative Agent and each Collateral Agent (other than costs and expenses of the Collateral Agents in connection with enforcement to the extent covered by clauses second, fourth or sixth below, as the case may be);
second, to the payment of reasonable and documented out-of-pocket costs and expenses of the First Lien Collateral Agent in connection with such enforcement as provided in the First Lien Credit Documents (to the extent such enforcement by the First Lien Collateral Agent is permitted hereunder);
third, to the payment of the First Lien Obligations in accordance with the First Lien Credit Documents;
fourth, to the payment of reasonable and documented out-of-pocket costs and expenses of the Second Lien Collateral Agent in connection with such enforcement as provided in the Second Lien Credit Documents (to the extent such enforcement by the Second Lien Collateral Agent is permitted hereunder);
fifth, to the payment of the Second Lien Obligations in accordance with the Second Lien Credit Documents;
sixth, to the payment of reasonable and documented out-of-pocket costs and expenses of the Third Lien Collateral Agent in connection with such enforcement as provided in the Third Lien Credit Documents (to the extent such enforcement by the Third Lien Collateral Agent is permitted hereunder);
seventh, to the payment of the Third Lien Obligations in accordance with the Third Lien Credit Documents;
eighth, without duplication, to the payment of any First Lien Obligations, Second Lien Obligations and Third Lien Obligations to the extent not covered by the foregoing clauses first though seventh; and
ninth, after payment in full in cash of the amount specified in clauses first through eleventh, to the Borrower or as the Borrower shall direct or as otherwise required by applicable law.
ARTICLE 8.
Other Agreements
Section a..Matters Related to First Lien Credit Documents
. The First Lien Credit Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the First Lien Credit Documents may be subject to a Refinancing, in each case, without notice to, or the consent of, any Second Lien Secured Party or any Third Lien Secured Party, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that, (a) without the consent of the Second Lien Collateral Agent, acting with the consent of the “Required Term B-2 Lenders” (as defined in the Credit Agreement) and the Third Lien Collateral Agent, acting with the consent of the

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“Required Term B-3 Lenders” (as defined in the Credit Agreement), no such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing shall contravene, or would require any Person to act or refrain from acting in a manner that would contravene, any provision of this Agreement and (b) in connection with any Refinancing, substantially concurrently with or before the consummation thereof, the holders of any such Refinancing indebtedness, or the agent or other representative of such holders on behalf of such holders, agree in a writing addressed to the Second Lien Collateral Agent and the Third Lien Collateral Agent to be bound by the terms of this Agreement as a First Lien Secured Party and, if applicable, the First Lien Collateral Agent hereunder.
Section b..Matters Related to Second Lien Credit Documents
. Without the prior written consent of the First Lien Collateral Agent, acting with the consent of the “Required Term B-1 Lenders” (as defined in the Credit Agreement) and the Third Lien Collateral Agent , acting with the consent of the “Required Term B-3 Lenders” (as defined in the Credit Agreement), no Second Lien Credit Document may be amended, restated, amended and restated, waived, supplemented, Refinanced or otherwise modified, or entered into, to the extent such amendment, restatement, amendment and restatement, waiver, supplement, Refinancing or modification, or the terms of such new or Refinanced Second Lien Credit Document, would contravene, or would require any Person to act or refrain from acting in a manner that would contravene, the provisions of this Agreement.
Section c..Matters Related to Second Third Credit Documents
. Without the prior written consent of the First Lien Collateral Agent, acting with the consent of the “Required Term B-1 Lenders” (as defined in the Credit Agreement) and the Second Lien Collateral Agent, acting with the consent of the “Required Term B-2 Lenders” (as defined in the Credit Agreement), no Third Lien Credit Document may be amended, restated, amended and restated, waived, supplemented, Refinanced or otherwise modified, or entered into, to the extent such amendment, restatement, amendment and restatement, waiver, supplement, Refinancing or modification, or the terms of such new or Refinanced Third Lien Credit Document, would contravene, or would require any Person to act or refrain from acting in a manner that would contravene, the provisions of this Agreement.
Section d..Matters Related to Amendments of First Lien Security Documents
. In the event the First Lien Collateral Agent enters into any amendment, restatement, amendment and restatement, supplement, modification, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, restatement, amendment and restatement, waiver, supplement, modification, or consent shall apply automatically to any comparable provision of the comparable Second Lien Security Document and Third Lien Security Document, mutatis mutandis, without the consent of or action by any Second Lien Secured Party or Third Lien Secured Party (with all such amendments, restatements, amendment and restatements, waivers, supplements, consents and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications, waivers or consents that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Credit Documents or Third Lien Credit Documents), (i) no such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Second Lien Security Document or Third Lien Security Document, except to the extent that a release of such Lien is permitted by Section 2.06 (provided that there is a substantially concurrent corresponding release of the Liens securing

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the First Lien Obligations), (B) imposing additional duties or obligations on, or amend, modify or otherwise affect the duties, rights, protections and immunities of, the Second Lien Collateral Agent or Third Lien Collateral Agent, in each case, without its consent or (C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Credit Documents, the Third Lien Credit Documents or this Agreement, (ii) any such amendment, restatement, amendment and restatement, waiver, supplement, modification or consent that materially and adversely affects the rights of the Second Lien Secured Parties and the Third Lien Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to (x) the Second Lien Security Documents without the consent of the Second Lien Collateral Agent or (y) the Third Lien Security Documents without the consent of the Third Lien Collateral Agent and (iii) notice of such amendment, restatement, amendment and restatement, waiver, supplement, modification or consent shall be given to the Second Lien Collateral Agent and the Third Lien Collateral Agent no later than ten Business Days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
Section a..Matters Related to Amendments of Second Lien Security Documents
. After the occurrence of the First Lien Obligations Payment Date, in the event the Second Lien Collateral Agent enters into any amendment, restatement, amendment and restatement, supplement, modification, waiver or consent in respect of any of the Second Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Second Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, restatement, amendment and restatement, waiver, supplement, modification, or consent shall apply automatically to any comparable provision of the comparable Third Lien Security Document, mutatis mutandis, without the consent of or action by any Third Lien Secured Party (with all such amendments, restatements, amendment and restatements, waivers, supplements, consents and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications, waivers or consents that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Third Lien Credit Documents), (i) no such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall have the effect of (A) removing assets subject to the Lien of any Third Lien Security Document, except to the extent that a release of such Lien is permitted by Section 2.06 (provided that there is a substantially concurrent corresponding release of the Liens securing the Second Lien Obligations), (B) imposing additional duties or obligations on, or amend, modify or otherwise affect the duties, rights, protections and immunities of, the Third Lien Collateral Agent without its consent or (C) permitting other Liens on the Collateral not permitted under the terms of the Third Lien Credit Documents or this Agreement, (ii) any such amendment, restatement, amendment and restatement, waiver, supplement, modification or consent that materially and adversely affects the rights of the Third Lien Secured Parties and does not affect the Second Lien Secured Parties in a like or similar manner shall not apply to the Third Lien Security Documents without the consent of the Third Lien Collateral Agent and (iii) notice of such amendment, restatement, amendment and restatement, waiver, supplement, modification or consent shall be given to the Third Lien Collateral Agent no later than ten Business Days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
Section b..Reliance
. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges and agrees that it and the First Lien Secured Parties have, independently and without reliance on the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Parties and based on

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documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Credit Documents (as applicable) and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Documents or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that it and the other Second Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent, any other First Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents (as applicable) and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement. The Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, acknowledges and agrees that it and the other Third Lien Secured Parties have, independently and without reliance on any First Lien Collateral Agent, any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Third Lien Credit Documents (as applicable) and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Third Lien Credit Documents or this Agreement.
Section c..No Waiver of Lien Priorities
.
(1)No right of the First Lien Collateral Agent or any other First Lien Secured Party, or any of them, to enforce any provision of this Agreement or of any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the First Lien Collateral Agent or any other First Lien Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents, any of the Second Lien Credit Documents or any of the Third Lien Credit Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the other First Lien Secured Parties, or any of them, may have or be otherwise charged with.
(2)Without in any way limiting the generality of the foregoing paragraph (a) (but subject to the rights of the Grantors under the First Lien Credit Documents and subject to the provisions of Section 8.01), the First Lien Collateral Agent and the other First Lien Secured Parties, or any of them, may at any time and from time to time in accordance with the First Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party without incurring any liabilities to the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following (in each case to the extent not otherwise prohibited by this Agreement):
iii.make loans and advances to any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

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iv.change the manner, place or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase or alter the terms of, any of the First Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the other First Lien Secured Parties, the First Lien Obligations or any of the First Lien Credit Documents;
v.sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Grantor to the First Lien Collateral Agent or any other First Lien Secured Party, or any liability incurred directly or indirectly in respect thereof;
vi.settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;
vii.exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof; and
viii.release or discharge any First Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other Person or entity with respect thereto.
(3)Until the First Lien Obligations Payment Date, each of the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
(4)In the event that all or any part of the First Lien Obligations at any time is secured by any deeds of trust or mortgages or other instruments creating or granting Liens on any interest in real property, the Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent and the other Third Lien Secured Parties authorize the First Lien Collateral Agent, upon the occurrence of and during the continuance of any Event of Default (as defined in the Credit Agreement), at its or their sole option, without notice or demand (except as contemplated by the last sentence of this clause (d)) and without affecting any obligations of the Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent or the other Third Lien Secured Parties hereunder, the enforceability of this Agreement, or the validity or enforceability of any Liens of First Lien Secured Parties on any Collateral, to foreclose any and all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. The Second Lien Collateral Agent, the other Second Lien Secured Parties, the Third Lien Collateral Agent and the other Third Lien Secured Parties expressly waive any defenses to the enforcement of this Agreement or any Liens created or granted by any First

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Lien Security Document or to the recovery by the First Lien Collateral Agent or the other First Lien Secured Parties against the Borrower or any guarantor (including any other Grantor) or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Second Lien Collateral Agent, any other Second Lien Secured Party, the Third Lien Collateral Agent and any other Third Lien Secured Parties and may preclude the Second Lien Collateral Agent, any other Second Lien Secured Parties, the Third Lien Collateral Agent and any other Third Lien Secured Parties from obtaining reimbursement or contribution from the Borrower, any guarantor (including other Grantor) or any other Person. The First Lien Collateral Agent agrees to give five (5) Business Days’ prior notice to the Second Lien Collateral Agent and the Third Lien Collateral Agent of any judicial or nonjudicial foreclosure or sale of all or any material portion of the Collateral consisting of real property or any interest therein.
(5)No right of the Second Lien Collateral Agent or any other Second Lien Secured Party, or any of them, to enforce any provision of this Agreement or of any Second Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the Second Lien Collateral Agent or any other Second Lien Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Lien Credit Documents or any of the Third Lien Credit Documents, regardless of any knowledge thereof which the Second Lien Collateral Agent or the other Second Lien Secured Parties, or any of them, may have or be otherwise charged with.
(6)Without in any way limiting the generality of the foregoing paragraph (e) (but subject to the rights of the Grantors under the Second Lien Credit Documents and subject to the provisions of Section 8.02), the Second Lien Collateral Agent and the other Second Lien Secured Parties, or any of them, may at any time and from time to time in accordance with the Second Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Third Lien Collateral Agent or any other Third Lien Secured Party without incurring any liabilities to the Third Lien Collateral Agent or any other Third Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Third Lien Collateral Agent or any other Third Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following after the First Lien Obligations Payment Date (in each case to the extent not otherwise prohibited by this Agreement):
ix.make loans and advances to any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
x.change the manner, place or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase or alter the terms of, any of the Second Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Second Lien Collateral Agent or any of the other Second Lien Secured Parties, the Second Lien Obligations or any of the Second Lien Credit Documents;
xi.sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Grantor to the Second

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Lien Collateral Agent or any other Second Lien Secured Party, or any liability incurred directly or indirectly in respect thereof;
xii.settle or compromise any Second Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Second Lien Obligations) in any manner or order;
xiii.exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to the Second Lien Secured Parties or any liability incurred directly or indirectly in respect thereof; and
xiv.release or discharge any Second Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other Person or entity with respect thereto.
(7)Until the Second Lien Obligations Payment Date, the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
(8)In the event that all or any part of the Second Lien Obligations at any time after the First Lien Obligations Payment Date is secured by any deeds of trust or mortgages or other instruments creating or granting Liens on any interest in real property, the Third Lien Collateral Agent and the other Third Lien Secured Parties authorize the Second Lien Collateral Agent, upon the occurrence of and during the continuance of any Event of Default (as defined in the Credit Agreement), at its or their sole option, without notice or demand (except as contemplated by the last sentence of this clause (h)) and without affecting any obligations of the Third Lien Collateral Agent or the other Third Lien Secured Parties hereunder, the enforceability of this Agreement, or the validity or enforceability of any Liens of Second Lien Secured Parties on any Collateral, to foreclose any and all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. The Third Lien Collateral Agent and the other Third Lien Secured Parties expressly waive any defenses to the enforcement of this Agreement or any Liens created or granted by any Second Lien Security Document or to the recovery by the Second Lien Collateral Agent or the other Second Lien Secured Parties against the Borrower or any guarantor (including any other Grantor) or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Third Lien Collateral Agent and any other Third Lien Secured Parties and may preclude the Third Lien Collateral Agent and any other Third Lien Secured Parties from obtaining reimbursement or contribution from the Borrower, any guarantor (including other Grantor) or any other Person. The Second Lien Collateral Agent agrees to give five (5) Business Days’ prior notice to the the Third Lien Collateral Agent of any judicial or nonjudicial foreclosure or sale of all or any material portion of the Collateral consisting of real property or any interest therein.
(9)With respect to its share of the First Lien Obligations, Jefferies Finance LLC shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Secured Party, independent of its capacity

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as the First Lien Collateral Agent. With respect to its share of the Second Lien Obligations, Jefferies Finance LLC shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Secured Party, independent of its capacity as the Second Lien Collateral Agent. With respect to its share of the Third Lien Obligations, Jefferies Finance LLC shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Secured Party, independent of its capacity as the Third Lien Collateral Agent. The term “Secured Parties” or any similar term shall, unless the context clearly otherwise indicates, include Jefferies Finance LLC in its individual capacity as a Secured Party. Jefferies Finance LLC and its affiliates may lend money to, and generally engage in any kind of business with, a Grantor or any of their affiliates independent of its capacity as the First Lien Collateral Agent and the Second Lien Collateral Agent and without any duty to account therefor to any other Secured Party.
ARTICLE 9.
Miscellaneous
Section a..Notices
. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic means (including .pdf format), as follows:
(10)if to the First Lien Collateral Agent, to the address set forth in Section 10.2 of the Credit Agreement;
(11)if to the Second Lien Collateral Agent, to the address set forth in Section 10.2 of the Credit Agreement;
(12)if to the Third Lien Collateral Agent, to the address set forth in Section 10.2 of the Credit Agreement; and
(13)if to Holdings, the Borrower or other Grantors, to the Borrower at its address set forth in Section 10.2 of the Credit Agreement.
Any party hereto may change its address or facsimile number or other electronic address for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Borrower shall be deemed to be a notice to each Grantor).

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other

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communications delivered through electronic communications to the extent provided in clause (d) below shall be effective as provided in such clause (d).
(14)Notices and other communications to the First Lien Collateral Agent, Second Lien Collateral Agent or Third Lien Collateral Agent hereunder may be delivered or furnished by electronic communications (including e-mail) pursuant to procedures set forth herein or otherwise approved by such parties. The First Lien Collateral Agent, Second Lien Collateral Agent or the Third Lien Collateral Agent or the Borrower (on behalf of the Grantors) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
Section b..Waivers; Amendment
.
(15)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(16)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent, the Second Lien Collateral Agent, the Third Lien Collateral Agent and, in the case of waivers, amendments or modifications (x) the provisions of Sections 2.07(b), 7.01, 7.02, 8.01, 8.02, 8.03, 8.04 or 8.05, the Borrower or (y) that directly affect the rights or duties of any Grantor, such Grantor.
(17)It is understood that the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent, without the consent of any other First Lien Secured Party, Second Lien Secured Party or Third Lien Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become First Lien Obligations, Second Lien Obligations, or Third Lien Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Lien Obligations, Second Lien Obligations or Third Lien Obligations; provided that such Additional Debt is permitted to be incurred under the First Lien Credit Documents, the Second Lien Credit Documents and the Third Lien Credit Documents then extant, and is permitted by said agreements

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to be subject to the provisions of this Agreement as First Lien Obligations, Second Lien Obligations or Third Lien Obligations, as applicable.
Section c..Survival of Agreement
. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
Section d..Conflicts/Integration
. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents, the Second Lien Credit Documents or the Third Lien Credit Documents, the provisions of this Agreement shall govern and control. This Agreement, the First Lien Credit Documents, the Second Lien Credit Documents and the Third Lien Credit Documents represent the entire agreement of the Grantors, the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the First Lien Secured Parties, the Second Lien Secured Parties or the Third Lien Secured Parties relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein
Section e..Counterparts
. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent and when the First Lien Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties and acknowledgors hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “pdf” or a “tif” file) shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section f..Severability
. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting the validity, legality and enforceability of the remaining provisions hereof. The invalidity, illegality or unenforceability of a particular provision of this Agreement in a particular jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
Section g..Governing Law; Jurisdiction; Consent to Service of Process
.

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(18)THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(19)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, New York, and any appellate court from any thereof (the “Specified Jurisdiction”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that any claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, except that each party hereto also submits to the jurisdiction of any court having jurisdiction over any case of any Grantor under the Bankruptcy Code. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in this Agreement or any other Loan Document shall affect any right that any Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties outside the Specified Jurisdiction.
(20)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(21)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section h..Waiver of Jury Trial
. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section i..Headings
. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section j..Further Assurances

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. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties under the First Lien Credit Documents, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties under the Second Lien Credit Documents, and the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties under the Third Lien Credit Documents, each agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Borrower, the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
Section k..No Third Party Beneficiaries
. This Agreement and the rights and benefits hereof shall inure to the sole benefit of and be binding upon each of the parties hereto, its respective successors and assigns and each of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. Nothing in this Agreement shall impair, as between the Borrower and the other Grantors, on the one hand, and the First Lien Collateral Agent and the other First Lien Secured Parties, on the other hand, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Secured Parties, on the other hand, as between the Borrower and the other Grantors, on the one hand, and the Third Lien Collateral Agent and the other Third Lien Secured Parties, on the other hand, the obligations of the Borrower and the other Grantors, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the First Lien Credit Documents, the Second Lien Credit Documents and the Third Lien Credit Documents, respectively.
Section l..Provisions Solely to Define Relative Rights
. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the other First Lien Secured Parties on one hand, the Second Lien Collateral Agent and the other Second Lien Secured Parties on one hand and the Third Lien Collateral Agent and the other Third Lien Secured Parties on the other hand. None of Borrower, any Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of any Borrower, any Grantor or any creditor thereof (other than the Collateral Agents and the Secured Parties) may rely on the terms hereof.
Section m..Representative Provisions
. Each of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as agent for the First Lien Secured Parties, the Second Lien Secured Parties or the Third Lien Secured Parties, as the case may be, and pursuant to the direction set forth in the First Lien Credit Documents, the Second Lien Credit Documents or the Third Lien Credit Documents, as the case may be. None of the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. None of the First Lien Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First Lien Credit Documents, the Second Lien Credit Documents or the Third Lien Credit Documents, as the case may be. None of the First Lien

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Collateral Agent, the Second Lien Collateral Agent or the Third Lien Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party or Collateral Agent, or for any other Secured Party’s or Collateral Agent’s compliance with (or failure to comply with) the terms of this Agreement.
Section n..Additional Grantors
. Holdings shall cause each of its direct or indirect Subsidiaries that becomes a Grantor or is required by any First Lien Credit Document, Second Lien Credit Document or Third Lien Credit Document to become a party to this Agreement to become a party to this Agreement by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Joinder, pursuant to which such Subsidiary shall agree to be bound by the terms of this Agreement applicable to it to the same extent as if it had executed and delivered an acknowledgement page to this Agreement as of the date hereof. Holdings agrees to provide, or cause to be provided, to each of the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent, a copy of each Grantor Joinder executed and delivered pursuant to this Section 9.14.
[Signature Pages Follow]

LEGAL_US_E # 147945921.11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
JEFFERIES FINANCE LLC,
as First Lien Collateral Agent
By:  /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director
JEFFERIES FINANCE LLC,
as Second Lien Collateral Agent
By:  /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director
JEFFERIES FINANCE LLC,
as Third Lien Collateral Agent
By:  /s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director
REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower,
[Signature Page to Intercreditor Agreement]

By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy
        General Counsel and Secretary
REVLON, INC.,
as Holdings
By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy
        General Counsel and Secretary
ALMAY, INC.
[Signature Page to Intercreditor Agreement]

ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN (UK) LTD
ELIZABETH ARDEN INTERNATIONAL
HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS
INC.
REVLON CANADA, INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY
LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.,
each as a Grantor,
By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary
EXECUTED AS A DEED BY BEAUTYGE I:
[Signature Page to Intercreditor Agreement]

By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Director
BEAUTYBE II, LLC
BRANDCO ALMAY 2020 LLC
BRANDCO CHARLIE 2020 LLC
BRANDCO CND 2020 LLC
BRANDCO CURVE 2020 LLC
BRANDCO ELIZABETH ARDEN 2020 LLC
BRANDCO GIORGIO BEVERLY HILLS 2020 LLC
BRANDCO HALSTON 2020 LLC
BRANDCO JEAN NATE 2020 LLC
BRANDCO MITCHUM 2020 LLC
BRANDCO MULTICULTURAL GROUP 2020 LLC
BRANDCO PS 2020 LLC
BRANDCO WHITE SHOULDERS 2020 LLC
each as a Grantor
By:  /s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Intercreditor Agreement]

ANNEX I
Provision for Credit Agreement
Each Lender hereunder (a) consents to the subordination of the Liens securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and First Lien Intercreditor Agreement, as applicable, and (c) authorizes and instructs the Administrative Agent and the Collateral Agents to enter into the Intercreditor Agreement and the First Lien Intercreditor Agreement, as applicable, when applicable, on behalf of such Lender. The foregoing provisions are intended as an inducement to the “First Lien Secured Parties” and “Second Lien Secured Parties” (each, as defined in the Intercreditor Agreement) to extend credit to the Borrower and such First Lien Secured Parties and Third Lien Secured Parties are intended third party beneficiaries of such provisions and the Intercreditor Agreement and any First Lien Intercreditor Agreement, as applicable.
Provision for Second Lien Security Agreement and other Second Lien Security Documents
Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the SECOND lien collateral agent pursuant to this agreement and the exercise of any right or remedy by the SECOND lien collateral agent hereunder are subject to the provisions of the intercreditor agreement AND, TO THE EXTENT PROVIDED THEREIN, THE “FIRST LIEN SECURITY DOCUMENTS” (AS DEFINED IN THE INTERCREDITOR AGREEMENT). In the event of any conflict between the terms of the intercreditor agreement and this agreement governing the priority of the security interests granted to the SECOND lien collateral agent or the exercise of any right or remedy, the terms of the intercreditor agreement shall govern and control.
Provision for Third Lien Security Agreement and other Third Lien Security Documents
Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the THIRD lien collateral agent pursuant to this agreement and the exercise of any right or remedy by the THIRD lien collateral agent hereunder are subject to the provisions of the intercreditor agreement AND, TO THE EXTENT PROVIDED THEREIN, THE “FIRST LIEN SECURITY DOCUMENTS” AND THE “SECOND LIEN SECURITY DOCUMENTS” (EACH AS DEFINED IN THE INTERCREDITOR AGREEMENT). In the event of any conflict between the terms of the intercreditor agreement and this agreement governing the priority of the security interests granted to the THIRD lien collateral agent or the exercise of any right or remedy, the terms of the intercreditor agreement shall govern and control.

ANNEX II

Error! Unknown document property name.
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JOINDER NO. [ ], dated as of [ ], 20[ ] (this “Joinder”), to that certain INTERCREDITOR AGREEMENT, dated as of May 7, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), made between JEFFERIES FINANCE LLC, as collateral agent for the First Lien Secured Parties referred to therein, JEFFERIES FINANCE LLC,, as collateral agent for the Second Lien Secured Parties referred to therein and JEFFERIES FINANCE LLC, as collateral agent for the Third Lien Secured Parties referred to therein.
Reference is made to the Credit Agreement (such term, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in the Intercreditor Agreement), under which the Lenders referred to therein have extended and agreed to extend credit to the Borrower.
Section 9.14 of the Intercreditor Agreement, Section 6.8 of the Credit Agreement and the equivalent provisions of certain First Lien Security Documents, Second Lien Security Documents and Third Lien Security Documents provide that additional Subsidiaries may become Grantors under the First Lien Security Documents, the Second Lien Security Documents or the Third Lien Security Documents, as applicable.
The undersigned, __________, a __________ (the “New Grantor”), hereby acknowledges and agrees to the terms and provisions of the Intercreditor Agreement and to be bound by the terms of the Intercreditor Agreement applicable to it as fully as if the New Grantor had executed and delivered an acknowledgement to the Intercreditor Agreement as of the date thereof.
This Joinder may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all or which shall constitute one and the same instrument.
THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, each New Grantor has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.
[NEW GRANTOR(S)]
By:
Name:
Title:

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